SCHEDULE 14A INFORMATION

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GLOBALSCAPE, INC.
(Name of Registrant as Specified in Its Charter)

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Notice of 2017
Annual Meeting
of Stockholders

Proxy Statement
And
Form 10-K

    For the year ended December 31, 2016

4500 Lockhill-Selma Rd., Suite 150	San Antonio, TX 78249

GlobalSCAPE, Inc.
4500 Lockhill-Selma Rd, Suite 150
San Antonio, Texas  78249
(210) 308-8267

March 31, 2017

Dear Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of GlobalSCAPE, Inc. to be held at GlobalSCAPE’s headquarters, 4500 Lockhill-Selma Road, Suite 150, San Antonio, TX 78249, on Wednesday, May 10, 2017, at 9:00 a.m. If you cannot attend the annual meeting, you may vote over the Internet. If you received a paper copy of the proxy materials, you may follow the instructions on the proxy card.

The agenda for this year’s annual meeting includes the following recommended actions:

●	The election of two directors who will serve for a term of three years.
●	Ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for the year ending December 31, 2017.
●	The approval of a new long-term incentive plan for our employees.

Please refer to the Proxy Statement for detailed information about each of the proposals and the annual meeting.

Every stockholder vote is important. Even if you do not plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by signing your Proxy Card and mailing it in accordance with the instructions on the card. If you prefer, you may vote over the Internet or by telephone by following the instructions on your Proxy Card. You may revoke your proxy at any time before it is voted. You may also vote in person at the stockholders’ meeting if you are the stockholder of record.

Sincerely,

Matthew C. Goulet
President and Chief Executive Officer

GlobalSCAPE, Inc.
4500 Lockhill-Selma Rd, Suite 150
San Antonio, Texas  78249
(210) 308-8267

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 10, 2017

To the Stockholders of GlobalSCAPE, Inc.:

The 2017 Annual Meeting of Stockholders of GlobalSCAPE, Inc. (the “Company”) will be held at the Company’s office located at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249, on May 10, 2017, at 9:00 a.m., local time, for the following purposes:

1.	To elect the following directors to serve for a term of three years:

David L. Mann
Matthew C. Goulet

2.	To ratify the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

3.	To approve a new long-term incentive plan for our employees.

4.	To transact any other business that may properly come before the meeting or any adjournment thereof, including a motion to adjourn or postpone the meeting.

The foregoing items of business are described more fully in the Proxy Statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on March 20, 2017 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

March 31, 2017
San Antonio, Texas

By Order of the Board of Directors,

Matthew C. Goulet
President and Chief Executive Officer

Important Notice Regarding Availability of
Proxy Materials For Our Annual Meeting of Stockholders to be Held On May 10, 2017

This Proxy Statement, the form of proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including financial statements, are available on the Internet at www.proxyvote.com.

GlobalSCAPE, Inc.

Proxy Statement
For
Annual Meeting of Stockholders
To Be Held Wednesday, May 10, 2017

PROPOSAL TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28

PRINCIPAL AUDITOR FEES AND SERVICES	28

AUDIT COMMITTEE PRE-APPROVAL POLICY	29

AUDIT COMMITTEE REPORT	29

PROPOSAL THREE APPROVAL OF THE GLOBALSCAPE, INC. 2016 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN	31

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING	36

AVAILABLE INFORMATION	36

OTHER MATTERS	37

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GlobalSCAPE, Inc. (“GlobalSCAPE” or the “Company”) of proxies from the stockholders of GlobalSCAPE to be used at GlobalSCAPE’s 2017 Annual Meeting of Stockholders. In accordance with Securities and Exchange Commission rules, instead of mailing a printed copy of our Proxy Statement, annual report and other materials relating to the Annual Meeting to stockholders, we intend to mail a Notice of Internet Availability of Proxy Materials, which advises that the proxy materials are available on the Internet to stockholders. We intend to commence distribution of the Notice of Internet Availability of Proxy Materials on or about March 31, 2017. Stockholders receiving a Notice of Internet Availability of Proxy Materials by mail will not receive a printed copy of proxy materials unless they so request. Instead, the Notice of Internet Availability of Proxy Materials will instruct stockholders as to how they may access and review proxy materials on the Internet. Stockholders who receive a Notice of Internet Availability of Proxy Materials by mail who prefer to receive a printed copy of our proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included in the Notice of Internet Availability of Proxy Materials.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources.  If you previously elected to receive our proxy materials electronically, you will continue to receive these materials in that manner unless you elect otherwise.  However, if you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Date, Time, Place of Annual Meeting

GlobalSCAPE’s 2017 Annual Meeting of Stockholders will be held at 9:00 a.m., Central Daylight Time, on May 10, 2017, at GlobalSCAPE’s office at 4500 Lockhill-Selma Road, Suite 150, San Antonio, Texas 78249. Please call us at (210) 801-8489, if you need assistance with directions to our office.

Record Date, Shares Entitled to Vote, Quorum

GlobalSCAPE’s Board of Directors has fixed the close of business on March 20, 2017 as the record date for GlobalSCAPE stockholders entitled to notice of and to vote at the annual meeting.  As of the record date, there were 21,566,831 shares of GlobalSCAPE common stock outstanding, which were held by approximately 1,793 holders of record.  Stockholders are entitled to one vote for each share of GlobalSCAPE common stock held as of the record date.

The holders of a majority of the outstanding shares of GlobalSCAPE common stock issued and entitled to vote at the annual meeting must be present in person or by proxy to establish a quorum for business to be conducted at the annual meeting.  Whether you attend the meeting in person, sign and return the proxy card or vote via the Internet or telephone, your shares will be counted as present at the meeting. Abstentions and broker non-votes are included for purposes of determining whether a quorum is present at the annual meeting. If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. Please consider the following voting matters specific to each proposal on the ballot:

●
Proposal 1 (election of directors) is not considered a routine matter under New York Stock Exchange rules. Your bank or broker will not have discretionary authority to vote your shares held in street name on this item. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

●
Proposal 2 (ratification of the appointment of our independent registered public accounting firm) is considered a routine matter under New York Stock Exchange rules. Your bank or broker will have discretionary authority to vote your shares held in street name on this Proposal.

●
Proposal 3 (approval of the GlobalSCAPE, Inc. 2016 Employee Long-Term Equity Incentive Plan) is not considered a routine matter under New York Stock Exchange rules. Your bank or broker will not have discretionary authority to vote your shares held in street name on this Proposal. A broker non-vote may also occur if your broker fails to vote your shares for any reason.

If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, GlobalSCAPE may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this Proxy Statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this Proxy Statement will be voted in the same manner described in this Proxy Statement with respect to the original meeting.

Stockholders of Record and Beneficial Owners

Many of our stockholders hold their shares through a broker, bank, or other agent rather than directly in their own names. Following are some distinctions between shares held of record and those owned beneficially:

●
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares. Access to our proxy materials is being provided directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

●
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of the shares held in “street name.” Access to these proxy materials is being provided by your broker or bank who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or bank on how to vote. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting.

Attendance and Voting by Proxy

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following four methods:

●	Vote in person, by attending the Annual Meeting. We can give you a proxy card or a ballot when you arrive, if requested.

●	Vote by Internet, by going to the web address, www.proxyvote.com, and following the instructions for Internet voting.

●	Vote by telephone. Please call the number printed on your voting document.

●	Vote by mail, by completing, signing, dating, and mailing the proxy card mailed to you in the envelope provided. If you vote by Internet, please do not mail your proxy card.

The deadline for voting electronically on the Internet is 11:59 p.m., Eastern Time, on May 9, 2017. If you vote by mail, your signed proxy card must be received before the annual meeting to be counted at the annual meeting.

If your shares are held in “street name” (through a broker, bank, or other agent), you should have received a separate voting instruction form or you may vote by telephone or on the Internet as instructed by your broker, bank or other agent.

PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WANT TO VOTE AT THE ANNUAL MEETING, YOU MUST FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.  YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE ANNUAL MEETING WITHOUT THE LEGAL PROXY.

The proxies identified on the back of the proxy card will vote the shares of which you are stockholder of record in accordance with your instructions. If you sign and return your proxy card without giving specific voting instructions, the proxies will vote your shares as follows:

●	“FOR” the nominated directors.

●	“FOR” the ratification of the selection of BDO USA LLP as GlobalSCAPE’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

●	“FOR” approval of the GlobalSCAPE, Inc. 2016 Employee Long-Term Equity Incentive Plan.

The giving of a proxy will not affect your right to vote in person if you decide to attend the meeting.

If any matters other than those addressed on the proxy card are properly presented for action at the Annual Meeting, the persons named in the proxy card will have the discretion to vote on those matters in their best judgment unless authorization is withheld.

Revocation of Proxy

Whether you vote by Internet, by telephone, or by mail, you may change or revoke your proxy before it is voted at the annual meeting by:

●	Submitting a new proxy card bearing a later date.

●	Voting again by the Internet at a later time.

●	Giving written notice before the meeting to our Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy.

●	Attending the meeting and voting your shares in person.

Please note that your attendance at the annual meeting will not alone serve to revoke your proxy.

Quorum; Vote Requirements

Election of Directors

Directors are elected by a plurality of the votes of the holders of shares of common stock present in person or by proxy and entitled to vote on the election of directors. Under Delaware law, votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Unless otherwise instructed or unless authority to vote is withheld, the proxy card accompanying these materials will be voted FOR election of each of the director nominees.

Ratification of Appointment of Independent Registered Public Accounting Firm

With respect to Proposal Two, the ratification of the appointment of the Company’s independent registered public accounting firm, an abstention is treated as entitled to vote and, therefore, has the same effect as voting “against” the proposal. Since this proposal is considered a “routine” matter, brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Unless otherwise instructed or unless authority to vote is withheld, the proxy card accompanying these materials will be voted FOR the ratification of the appointment of BDO USA LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Approval of the GlobalSCAPE, Inc. 2016 Employee Long-Term Equity Incentive Plan

The proposal to approve the GlobalSCAPE, Inc. 2016 Employee Long-Term Equity Incentive Plan, which we refer to as the 2016 LTIP, must receive the affirmative vote of a majority of the votes cast. If you do not instruct your broker on how to vote on this proposal, your broker will not be able to vote for you, but this will have no effect on the proposal because shares for which brokers are not able to vote will not be considered as votes cast at the annual meeting for purposes of approving the 2016 LTIP.  Under NYSE rules, abstentions are treated as votes cast in connection with this proposal and will therefore have the same effect as a vote against the proposal.

Important Note Regarding NYSE Rules

If a broker does not receive instructions from the beneficial owner of shares held in street name for certain types of proposals, the broker must indicate on the proxy that it does not have authority to vote such shares (a “broker non-vote”) as to such proposals. Under the rules of the New York Stock Exchange, if your broker does not receive instructions from you, your broker will not be able to vote your shares in the election of directors or in the vote to approve the 2016 LTIP. Therefore, it is important that you provide voting instructions to your broker.

Solicitation of Proxies

Proxies will be solicited by mail and the Internet.  Proxies may also be solicited personally, or by telephone, fax, or other means by the directors, officers, and employees of GlobalSCAPE.  Directors, officers, and employees soliciting proxies will receive no extra compensation but may be reimbursed for related out-of-pocket expenses.  GlobalSCAPE will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy materials to beneficial owners.  GlobalSCAPE will, upon request, reimburse these brokerage houses, custodians, and other persons for their reasonable out-of-pocket expenses in doing so.  GlobalSCAPE will pay the cost of solicitation of proxies.

PROPOSAL ONE
ELECTION OF DIRECTORS

GlobalSCAPE’s Amended and Restated Certificate of Incorporation divides the Board of Directors into three classes of directors serving staggered three-year terms, with one class to be elected at each annual meeting of stockholders.  At this year’s meeting, two Class II directors are to be elected for a term of three years, to hold office until the expiration of their term in 2020, or until a successor shall have been qualified and elected. The nominees are David L. Mann and Matthew C. Goulet, both of whose current term as a director expires in 2017.

Assuming the presence of a quorum, the nominees for director who receive the most votes will be elected.  The form of proxy provides a means for stockholders to vote for or to withhold authority to vote for each of the nominees for director.  If a stockholder executes and returns a proxy but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the election of each of the nominees for director.  In determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect.

The Board of Directors recommends a vote “FOR” the election of the nominees to the Board of Directors.

The following table sets forth the name and age of each nominee as of the date of this Proxy Statement, the principal occupation of the nominee during at least the past five years, and, if applicable, the year he began serving as a director of GlobalSCAPE:

David L. Mann	67
Mr. Mann has been in the real estate development and home building business since his graduation from Southern Methodist University in 1975 where he earned a B.B.A.  For the past twenty years, he has worked exclusively in the San Antonio, Texas market.  Mr. Mann currently serves as a member of the Board of Directors of GlobalSCAPE and has served in such capacity since June 2002.  Mr. Mann has broad business and finance experience and beneficially owns approximately 9% of our shares.  Mr. Mann’s current term as a director of GlobalSCAPE expires in 2017.

Matthew C. Goulet	44
Mr. Goulet has served as GlobalSCAPE’s President and Chief Executive Officer and as a member of the Board of Directors since May 2016. Prior to that time, he served as GlobalSCAPE’s Chief Operating Officer beginning October 2015 and its Senior Vice President of Sales and Marketing beginning January 2015. From October 2013 to December 2014, he was GlobalSCAPE’s Vice President of Sales. He has more than 20 years of experience in the security, networking, and storage industries. From 2008 to September 2013, he was at Kaspersky Labs, an information technologies security company, most recently as the Vice President of SME sales and operations, where he was responsible for setting the strategy for their go-to-market SME initiatives and where he built their North America SME sales organization from the ground up.  Mr. Goulet’s current term as a director of GlobalSCAPE expires in 2017.

Mr. Goulet received a BS in Marketing from the Boston College Carroll School of Management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED ABOVE AS DIRECTORS.

Directors with Terms Expiring in 2018 and 2019

The following table sets forth the name and age of each director as of the date of this Proxy Statement, the principal occupation of each director during at least the past five years and the year each began serving as a director of GlobalSCAPE.

Name	Age
Thomas W. Brown	73
Mr. Brown has been an independent stockbroker and investment advisor in San Antonio since 1995.  He entered the securities brokerage business in 1967 after receiving an M.B.A. from Southern Methodist University.  In recent years, he has been involved in the real estate development business in San Antonio in addition to managing stock and bond investments.  Mr. Brown currently serves as a member and Chairman of the Board of Directors of the Company and has served in such capacity since June 2002.  Mr. Brown is an experienced investor who beneficially owns approximately 12% of our shares. Mr. Brown’s current term as a director of GlobalSCAPE expires in 2018.

Frank M. Morgan	68
Mr. Morgan most recently served as Executive Director for Cyber Security Operations Business Development for Mantech International Corp supporting the national security community. He also served as the Vice President and General Manager of the Information Systems Department, Intelligence Solutions Division, L-3 Communications Services Group. He held a similar position with Titan Corporation before its acquisition by L-3. He worked for BTG, Inc. (acquired by Titan Corp.) as Vice President of federal sales where he was responsible for marketing computer security products. Mr. Morgan spent 26 years in the Air Force, retiring in 1996 as a Colonel. He holds a B.S. in Aeronautical Engineering from the Air Force Academy, a M.S. in Human Resources Management from the University of Utah, and a M.A. in National Security and Strategic Studies from the Naval War College.  Mr. Morgan’s current term as a director of GlobalSCAPE expires in 2019.

Dr. Thomas E. Hicks	68
Dr. Hicks has 47 years of experience as an educator in the computer science field. He is currently an Associate Professor of Computer Science at Trinity University in San Antonio, Texas. He has served in that position since 1983. He is responsible for all of the software engineering courses at Trinity University where he also teaches courses in database design, networking and data communications, advanced website design and cloud computing. He has over 100 publications and/or conference presentations to his credit. Dr. Hicks is a graduate of West Virginia University where he received a Bachelor of Science in Secondary Education-Comprehensive Mathematics, a Masters of Science-Secondary and Elementary Mathematics Education, and an Educational Doctorate in Mathematics Education-Concentrations in Mathematics and Computer Science.  Dr. Hicks’ extensive experience in the computer science field and software engineering provides valuable technical insight to our board. Dr. Hicks first became a director of GlobalSCAPE in 2016 and his current term as a director of GlobalSCAPE expires in 2019.

Executive Officers

The following table sets forth the name, age, and position of each of our executive officers as of the date of this Proxy Statement and the principal occupation of each executive officer during the past five years.

Name	Age	Position

Matthew C. Goulet	44	President and Chief Executive Officer	See discussion of principal occupation above under “Election of Directors.”

James W. Albrecht, Jr.	62	Chief Financial Officer
Mr. Albrecht has served as GlobalSCAPE’s Chief Financial Officer since July 2012.  He is responsible for GlobalSCAPE’s finance, accounting and treasury activities and has over 41 years of experience in these fields.

Before joining GlobalSCAPE, from 2008 to 2012, Mr. Albrecht was Chief Executive Officer and Chief Financial Officer of Photoreflect.com, an Internet-based company that provides an online display and selling portal for professional photographers. He began his career at Arthur Andersen LLP where he served clients for eleven years.

Mr. Albrecht regularly lectures as a faculty member at The University of Texas at Austin where he received a B.B.A. in Accounting.

Greg T. Hoffer	45	Vice President of Engineering
Mr. Hoffer has served as GlobalSCAPE’s Vice President of Engineering since July 2015.  From January 2014 to June 2015, he was GlobalSCAPE’s Director of Engineering. From September 2012 to December 2013, he was Director of Software R&D at Trinity Millennium Group. During 2011 and 2012, he pursued a Ph.D. in Computer Science at The University of Texas at San Antonio. Mr. Hoffer previously served in various engineering roles at GlobalSCAPE from 2000 to 2010. He has more than 19 years of experience in developing and delivering commercial software products related to security, networking, and storage.

Mr. Hoffer received a Master’s degree in Computer Science from the University of Texas at San Antonio and a Bachelor’s degree in Computer Science with a major in economics and a minor in mathematics from Trinity University.

Daniel L. Burke	63	Vice President of Worldwide Sales
Mr. Burke has served as GlobalSCAPE’s Vice President of Worldwide Sales since May 2016.  Prior to that time, he served as Enterprise Sales Manager, beginning October 2013. He has twenty years of experience in the information technology industry, focused on sales and marketing management in the security, networking, and storage industries. Prior to GlobalSCAPE, he was at two leading security companies over a seven year period. From February 2010 to April 2013 Mr. Burke was with Kaspersky Labs, an information technologies security company, as the Vice President of North American Enterprise Sales, and from October 2006 to January 2010 he worked at Trend Micro as Director of Enterprise Sales, East Region.

Mr. Burke received a BA in Journalism from the University of Minnesota.

Peter S. Merkulov	37	Vice President of Product Strategy and Technology Alliances
Mr. Merkulov brings over 14 years of experience in the IT security industry, specifically in product strategy and management to GlobalSCAPE. He is a seasoned international leader with over a decade of experience in building and leading international teams as well as developing and executing global product strategies.

Mr. Merkulov has served as GlobalSCAPE’s Vice President of Product Strategy and Technology Alliances since joining the Company Prior to joining GlobalSCAPE in 2015, from September 2013 to April 2014, Mr. Merkulov served as Executive Vice President at Kaspersky Lab North America, where he oversaw the expansion of the business within North America and was second in command of their North American operations. He also served as Kaspersky Lab’s Chief Product Officer, where he drove the adoption, development, and execution of their long-term product strategy. Under his leadership in this role, he substantially expanded Kaspersky Lab’s B2B product line as they became one of the leaders in the Endpoint Protection market as recognized by Gartner. Mr. Merkulov also spent a number of years as the Vice President of Technology Alliances at Kaspersky Lab where he led the global alliances strategy and technology partner programs.

Mr. Merkulov is a graduate of Moscow State Institute of International Relations and is fluent in English, Russian and Swedish.

Board Meetings and Attendance

During the fiscal year ended December 31, 2016, the Board of Directors held twelve meetings. Separate from the full Board of Directors’ meetings, there were six Audit Committee meetings and six Compensation Committee meetings.  During 2016, each of our current directors attended at least 75% of all Board and applicable Committee meetings.

During 2016, our directors received compensation for service to GlobalSCAPE as a director.  See “Executive Compensation – Compensation of Directors.”  GlobalSCAPE encourages, but does not require, directors to attend the annual meeting of stockholders.  At GlobalSCAPE’s 2016 Annual Meeting, all members of the Board were present other than Phillip M. Renfro, a former director of the company.

Board Leadership Structure

The Board believes it is in the best interests of the Company to separate the roles of Chief Executive Officer and Chairman of the Board.  This structure ensures a greater role for the directors in the oversight of management and the Company and promotes active participation of the directors in setting meeting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company's day-to-day operations.

Board Independence

A majority of the Board has determined that Messrs. Mann and Morgan and Dr. Hicks are independent as determined in accordance with the listing standards of the NYSE MKT LLC and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit and Compensation Committees are “independent” as defined by the Securities and Exchange Commission (“SEC”) and the listing standards of the NYSE MKT LLC.

Committees of the Board of Directors

GlobalSCAPE has standing Audit and Compensation Committees.

The Audit Committee is a separately-designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee consisted of Messrs. Mann and Morgan until May 2016 and thereafter also included Dr. Hicks.  Mr. Mann was the chairman of this committee during 2016. This committee met six times during 2016. The Board has determined that Mr. Mann is an audit committee financial expert as defined by SEC rules. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, makes recommendations to our Board regarding the selection of our independent registered public accounting firm, consults with management and our independent registered public accounting firm prior to the production of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities.   The Audit Committee Report, which appears in a subsequent section of this document, more fully describes the activities and responsibilities of the Audit Committee.

The Compensation Committee consisted of Messrs. Mann and Morgan until May 2016 and thereafter also included Dr. Hicks. Mr. Morgan was chairman of this committee during 2016. This committee met six times during 2016. The Compensation Committee’s role is to establish and oversee GlobalSCAPE’s compensation and benefit plans and policies, administer its stock option plans, and review and approve annually all compensation decisions relating to GlobalSCAPE’s officers.  At least annually, our President and Chief Executive Officer submits to the Compensation Committee his recommendations as to base salary, bonus and equity incentive awards for each executive officer, except himself, for the following fiscal year based upon his subjective evaluation of their individual performance.  The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the base salary, bonus, and equity incentives for the President and Chief Executive Officer.

The agenda for meetings of the Compensation Committee is determined by its Chairman.  At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the Committee’s recommendations on executive compensation to the Board. The Company’s personnel support the Compensation Committee in its duties and, along with the President and Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants, and agents as it deems necessary to assist in the fulfillment of its responsibilities.

GlobalSCAPE does not currently have a nominating committee. The Board of Directors does not believe that it is appropriate to have a separate nominating committee because of the small size of the Board and because the Board consists of a majority of independent directors. All directors, including all of the independent directors, participate in the consideration of director nominees.

Each of the Board’s committees has a written charter. Copies of the charters are available for review on the Company’s website at www.globalscape.com on the Investor Relations page.

Risk Management

The Company has a risk management program overseen by its President and Chief Executive Officer and its Chief Financial Officer. Material risks are identified and prioritized by management. Each prioritized risk is referred to a Board committee or the full Board for oversight.

The Board reviews information regarding the Company's credit, liquidity, and operations, as well as the risks associated with each. The Board also reviews and approves the annual operating budget of the Company. Because we rely on cash on hand and cash flows from operations to fund our operations, the Board as a whole devotes significant time to reviewing and approving our levels of indebtedness, contractual obligations and spending supporting our business activities. While each committee is responsible for specific risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk taking.

Compensation Committee Interlocks and Insider Participation

Messrs. Morgan and Mann served on the Compensation Committee throughout 2016 and Dr. Hicks served on this committee commencing in May 2016.  No member of the Compensation Committee was at any time during 2016, or any other time, an officer or employee of GlobalSCAPE or had any relationship with GlobalSCAPE requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Party Transactions” of this proxy statement.  No executive officer of GlobalSCAPE has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or Compensation Committee during 2016.

Code of Ethics

GlobalSCAPE has adopted a Code of Ethics that applies to all of its employees, including its President and Chief Executive Officer and its Chief Financial Officer.  This Code is a statement of GlobalSCAPE’s high standards for ethical behavior, legal compliance, and financial disclosure. It is applicable to all directors, officers, and employees.  A copy of the Code of Ethics can be found in its entirety on GlobalSCAPE’s website at www.globalscape.com.  Should there be any changes to, or waivers from, GlobalSCAPE’s Code of Ethics, those changes or waivers will be posted immediately on our website at the address noted above.

Stockholder Communications with Board

The Board of Directors has a process by which stockholders may communicate with the Board of Directors.  Any stockholder desiring to communicate with the Board of Directors may do so in writing by sending a letter addressed to The Board of Directors, c/o Corporate Secretary.  The Corporate Secretary has been instructed by the Board to promptly forward communications so received to the members of the Board of Directors.

Nominations

The Board of Directors is responsible for determining the slate of director nominees for election by stockholders. All director nominees are approved by the Board prior to annual proxy material preparation and are required to stand for election by stockholders at the next annual meeting.  For positions on the Board created by a director’s leaving the Board prior to the expiration of his current term, whether due to death, resignation, or other inability to serve, Article III of the Company’s Amended and Restated Bylaws provides that a director elected by the Board to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

The Board of Directors does not currently use any third-party search firm to assist in the identification or evaluation of Board member candidates.  The Board of Directors may engage a third party to provide such services in the future as it deems necessary or appropriate.

The Board of Directors determines the required selection criteria and qualifications of director nominees based upon the needs of the Company at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity, experience with a high level of responsibility within their chosen fields, and have the ability to quickly understand complex principles of, but not limited to, business and finance.  Candidates with potential conflicts of interest or who do not meet this criteria are disqualified.  The Board of Directors will consider these criteria for nominees identified by the Board, by stockholders, or through some other source.  When current Board members are considered for nomination for reelection, the Board of Directors also takes into consideration the member’s prior Board contributions, performance, and meeting attendance records.

The Board of Directors will consider qualified candidates that are recommended by stockholders for possible nomination.  Stockholders wishing to make such a recommendation may do so by sending the following information to the Board of Directors, c/o Corporate Secretary, at the address listed above:

●	Name of the candidate with brief biographical information and résumé.

●	Contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected.

●	A signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

Any such nomination must comply with the advance notice provisions of our Amended and Restated Bylaws.  These provisions are summarized under “Stockholder Proposals to be Presented at Next Annual Meeting” in a subsequent section of this document.

The Board of Directors conducts a process of making a preliminary assessment of each proposed nominee based upon the résumé and biographical information, an indication of the individual’s willingness to serve and other background information.  This information is evaluated against the criteria set forth above as well as the specific needs of the Company at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the needs of the Company may be invited for further evaluation through a series of interviews.  The Board of Directors uses the same process for evaluating all nominees, regardless of the original source of the information.  The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board of Directors strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's businesses.

No candidates for director nominations were submitted to the Board of Directors by any stockholder in connection with the 2017 Annual Meeting.

Composition of the Board of Directors

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, experience and expertise enabling it to provide sound guidance with respect to the Company’s operations and business goals.  In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company.  The Company’s policy is to have at least a majority of its directors qualify as “independent” as determined in accordance with the listing standards of the NYSE MKT LLC and Rule 10A-3 of the Exchange Act.  The Board of Directors identifies candidates for election to the Board of Directors and reviews their skills, characteristics and experience.

The Board of Directors seeks directors with strong reputations, high integrity and experience in areas relevant to the strategy and operations of the Company, particularly in the high technology industry and areas involving complex business and financial dealings.  The Board of Directors believes that each nominee and current director also has other key attributes that are important to an effective board including the ability to engage management in a constructive and collaborative fashion and a diversity of background, experience and thought.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of March 20, 2017,  by (i) each person known by GlobalSCAPE to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director and director nominee of GlobalSCAPE, (iii) the President and Chief Executive Officer, (iv) each of the other named executive officers, as described below, of GlobalSCAPE, and (v) all executive officers and directors of GlobalSCAPE as a group.  Unless otherwise indicated in the footnotes below, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Applicable percentage ownership is based on 21,566,831 shares of common stock outstanding at March 20, 2017.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or restricted stock held by that person that are currently exercisable or will vest or are exercisable within 60 days of March 20, 2017.

Shares Beneficially Owned as of March 20, 2017
					Additional
			Common Shares		Common Shares
	Common		That May Be		That May Be
	Shares		Acquired By		Acquired within	Total
	Currently		Exercise of	Total Common	60 Days of	Beneficial	Percentage
	Owned		Stock Options	Shares Held	March 20, 2017	Ownership	of
Name of Beneficial Owner	(# of shares)		(# of shares)	(# of shares)	(# of shares)	(# of shares)	Class
210/GSB Acquisition Partners, LLC et. al.	3,737,807	(1)	-	3,737,807	-	3,737,807	17.33%
Thomas W. Brown	2,600,393	(2)(3)	40,000	2,640,393	-	2,640,393	12.22%
Wellington Management Group LLP	2,063,937	(4)	-	2,063,937	-	2,063,937	9.57%
David L. Mann	1,446,971	(3)(5)	40,000	1,486,971	-	1,486,971	6.88%
Frank M. Morgan	147,875	(3)	-	147,875	-	147,875	*
Matthew C. Goulet	17,000	(6)	182,500	199,500	-	199,500	*
James W. Albrecht, Jr.	-		232,500	232,500	-	232,500	1.07%
Peter S. Merkulov	-		33,000	33,000	-	33,000	*
Gregory T. Hoffer	100		33,000	33,100	-	33,100	*
Daniel L. Burke	-		6,650	6,650	-	6,650	*
Dr. Thomas G. Hicks							*

All directors and executive officers as a group (9 persons)				4,779,989	-	4,779,989	22.16%

*Less than one percent
(1) Based on information set forth in Schedule 13D/A filed on March 6, 2017 (the “Schedule 13D”), 210/GSB Acquisition Partners, LLC (“GSB Acquisition”) holds directly 3,274,000 shares of common stock of GlobalSCAPE. GSB Acquisition is managed by its sole member, 210 Capital, LLC (“210 Capital”), which is managed by its members Covenant RHA Partners, L.P. (“RHA Partners”) and CCW/LAW Holdings, LLC (“CCW Holdings”). C. Clark Webb has the power to direct the affairs of CCW Holdings as its sole member. RHA Partners is managed by its general partner RHA Investments, Inc. (“RHA Investments”), and Robert H. Alpert has the power to direct the affairs of RHA Investments as its President and sole shareholder. Accordingly, GSB Acquisition may be deemed to share voting and dispositive power with 210 Capital, RHA Partners, CCW Holdings, RHA Investments, Mr. Alpert and Mr. Webb over the shares of the Company’s common stock that it holds.  In addition to the 3,274,800 shares of common stock owned by GSB Acquisition, Atlas Capital Management, L.P. ("ACM") holds directly 231,500 shares of common stock.  ACM  is managed by its general partner, RHA Investments.  Accordingly, Mr. Alpert may be deemed to share voting and dispositive power with RHA Investments over the shares of common stock owned by ACM.  In addition to the 3,274,800 shares of common stock owned by GSB Acquisition, Mr. Webb holds directly 231,507 shares of common stock.  The address of GSB Acquisition is 8214 Westchester Drive, Suite 950, Dallas, Texas 75225.

(2) Includes 650 shares owned by Mr. Brown’s spouse. Mr. Brown disclaims beneficial ownership of the shares owned by his spouse.
(3) Includes 20,000 shares of restricted common stock.
(4) Based on information set forth in a Schedule 13G/A filed dated February 9, 2017 (the "Schedule 13G"), the securities  are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP, which was an investment adviser to these clients as of December 31, 2016. As set forth in the Schedule 13G, those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. As set forth in the Schedule 13G, no such client is known to have such right or power with respect to more than five percent of this class of securities, except as follows:

Wellington Trust Company, NA
Wellington Trust Company, National Association Multiple Common Trust Funds, Micro Cap Equity Portfolio
The address of Wellington Management Group LLP is 280 Congress Street, Boston Massachusetts 02210.
(5) Mr. Mann has pledged 750,000 shares to secure his obligations under a personal loan.
(6) Includes 2,000 shares owned by Mr. Goulet's minor children.

Except as otherwise provided in the footnotes above, the address of the beneficial owners listed in the table above is 4500 Lockhill-Selma Rd, Suite 150, San Antonio, Texas, 78249.

Equity Compensation Plan Information

The following table provides aggregate information regarding grants under all equity compensation plans of GlobalSCAPE through December 31, 2016.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance under Equity Compensation Plans (Excluding securities Reflected in Column (A)
	(A)	(B)	(C)

Equity compensation plans approved by security holders	2,407,005	$3.00	5,337,465	(1)

(1) Includes 25,465 shares from the 2010 Employee Plan. We will not grant anymore stock options under this plan.

Section 16(a) Beneficial Ownership Reporting Compliance

GlobalSCAPE believes, based solely on its review of the copies of Section 16(a) forms furnished to it and written representations from executive officers and directors (and its ten percent stockholders), that all Section 16(a) filing requirements were fulfilled on a timely basis.

In making this disclosure, GlobalSCAPE has relied solely on written representations of its directors and executive officers (and its ten percent stockholders) and copies of the reports that they have filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions in 2016

Robert Langenbahn, an Enterprise Sales Manager, earned $190,040 in base salary and commissions in 2016.  Mr. Langenbahn is the son-in-law of Thomas W. Brown, our Chairman of the Board. Mr. Langenbahn’s compensation plan is comparable to that of others in our sales and marketing organization.

We did not have any other related-party transactions in 2016.

Policy Related to Related Party Transactions

Our Board of Directors has adopted a formal, written related-person transaction approval policy, setting forth GlobalSCAPE’s policies and procedures for the review, approval, or ratification of “related-person transactions.”  For these purposes, a “related person” is a director, nominee for director, executive officer, or holder of more than 5% of our common stock, or any immediate family member of any of the foregoing. This policy applies to any financial transaction, arrangement, or relationship or any series of similar financial transactions, arrangements, or relationships in which GlobalSCAPE is a participant and in which a related person has a direct or indirect interest, other than the following:

●	Payment of compensation by GlobalSCAPE to a related party for the related person’s service in the capacity or capacities that give rise to the person’s status as a “related person”.

●	Transactions available to all employees or all stockholders on the same terms.

●
Purchases of products or services from GlobalSCAPE in the ordinary course of business at the same price and on the same terms as offered to our other customers, regardless of whether the transactions are required to be reported in GlobalSCAPE’s filings with the SEC.

●	Transactions, which when aggregated with the amount of all other transactions between the related person and GlobalSCAPE, involve less than $5,000 in a fiscal year.

Our Audit Committee is required to approve any related-person transaction subject to this policy before commencement of the related-person transaction, provided that if the related-person transaction is identified after it commences, it shall be brought to the Audit Committee for ratification, amendment, or rescission. The Chairman of our Audit Committee has the authority to approve or take other actions with respect to any related-person transaction that arises, or first becomes known, between meetings of the Audit Committee, provided that any action by the Chairman must be reported to our Audit Committee at its next regularly scheduled meeting.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

●	Whether the terms are fair to GlobalSCAPE.

●	Whether the transaction is material to GlobalSCAPE.

●	The role the related person has played in arranging the related-person transaction.

●	The structure of the related-person transaction.

●	The interest of all related persons in the related-person transaction.

Our Audit Committee may, in its sole discretion, approve or deny any related-person transaction. Approval of a related-person transaction may be conditioned upon GlobalSCAPE’s and the related party’s following certain procedures designated by the Audit Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

We compensate our management through a combination of base salary, sales commissions, incentive bonuses and long-term equity based awards in the form of stock options and stock awards. This compensation is designed to be competitive with those of a group of companies which we have selected for comparative purposes in order to attract and retain our executive officers while also creating incentives which will align executive performance with the long-term interests of our stockholders.

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the Summary Compensation Table below, whom we sometimes refer to as our named executive officers, or NEOs, and places in perspective the data presented in the tables and narrative that follow.

Our Compensation Committee

Our Compensation Committee approves, implements, and monitors all compensation and awards to executive officers including the President and Chief Executive Officer, Chief Financial Officer, and the other NEOs.  The Committee’s membership is determined by the Board of Directors and is currently composed of three non-management directors. The Committee has the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.  During 2016, the Committee did not delegate any of its responsibilities.

The Committee periodically approves and adopts, or makes recommendations to the Board for, GlobalSCAPE’s compensation decisions (including the approval of grants of stock options to our NEOs).  At least annually, our President and Chief Executive Officer submits to the Compensation Committee his recommendations as to base salary, bonus and equity incentive awards for each executive officer, except himself, for the following fiscal year based upon his subjective evaluation of their individual performance.  The Compensation Committee reviews and discusses the recommendations and has the sole authority to determine the base salary, bonus, and equity incentives for the President and Chief Executive Officer.

The Compensation Committee reviewed all components of compensation for our executive officers, including salary, bonuses, long-term equity incentives, the dollar value to the executive, and the cost to GlobalSCAPE of all perquisites and all severance and change in control arrangements. Based on this review, the Compensation Committee determined that the compensation paid to our executive officers reflected our compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our underlying philosophy in the development and administration of GlobalSCAPE’s annual, incentive, and long-term compensation plans is that our compensation system should be designed to attract and retain talented executives while also creating incentives that reward performance and align the interests of our NEOs with those of GlobalSCAPE’s stockholders.  Key elements of this philosophy are:

●	Establishing base salaries that are competitive with the companies in our comparative group, within GlobalSCAPE’s budgetary constraints and commensurate with GlobalSCAPE’s salary structure.

●
Rewarding our NEOs for outstanding Company-wide performance as reflected by financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition and product delivery as well as customer and employee satisfaction and compliance with regulatory requirements.

●
Providing equity‑based incentives for our NEOs to ensure that they are motivated over the long term to respond to GlobalSCAPE’s business challenges and opportunities as owners rather than just as employees.

Attracting and Retaining Executive Talent.

We recognize salary is one component in successfully attracting and retaining talented executives who will help the Company grow.  Being mindful of our budgetary responsibilities, we generally set our base salaries at levels we believe are competitive relative to comparable companies in our industry that are in our general geographic area.  We use third-party services that gather and report base salary, incentives, equity, and total compensation information for multiple companies. The services we use include Salary.com Small Business Compensation Solutions and Kenexa CompAnalyst. We use these services because we believe they provide information relevant to the industry and geographic areas in which our personnel work. This comparison allows us to create competitive total compensation packages for our executive team.  Annual adjustments are considered and based on the Company’s ability to achieve pre-established revenue and profitability goals.

Rewarding Performance.

We reward outstanding performance by certain of our personnel (other than those who earn sales commissions) with cash bonuses that are based on financial measures, such as sales revenue or net income, or other goals, such as the consummation of an acquisition or product delivery. For more information on our bonus program, refer to “Elements of Executive Compensation—Incentive Compensation.” We reward performance by certain of our sales personnel through payment of commissions based on bookings for sales of our products and services and/or through other incentive awards paid based on the achievement of certain qualitative objectives.

Aligning Executive and Stockholder Interests.

We believe that equity-based compensation provides an incentive to our NEOs to build value for our Company over the long term and to align the interests of our NEOs and stockholders.  We use stock options because we believe such options will generate value to the recipient only if our stock price increases during the term of the option.  The stock options granted to our NEOs vest solely based on the passage of time, other than in the event of a change in control.  We believe that time-vested equity awards encourage long-term value creation and executive retention because executives can realize value from such rewards only if they remain employed by us until the awards vest.

Elements of Executive Compensation

The compensation currently paid to GlobalSCAPE’s executive officers consists of the following core elements:

●	Base salary.

●	For sales personnel, commissions based on bookings for sales of our products and services.

●	For non-sales personnel, bonuses under a performance-based, non-equity cash incentive plan.

●	Stock option awards granted pursuant to our 2010 Employee Long-Term Equity Incentive Plan, which we refer to as the 2010 Employee Plan.

●	Other employee benefits available to all employees of GlobalSCAPE.

We believe these elements support our underlying philosophy of attracting and retaining talented executives while remaining within our budgetary constraints, creating cash incentives that reward Company-wide and individual performance, and aligning the interests of our NEOs with those of GlobalSCAPE’s stockholders by providing the NEOs with equity-based incentives to ensure motivation over the long term.  We view the core elements of compensation as related but individually distinct.  Although we review total compensation, we do not believe that significant compensation derived from one component should increase or reduce compensation from another component.  We determine the appropriate level for each component of compensation separately.  We have not adopted any formal or informal policies or guidelines for allocating compensation among long-term incentives and annual base salary and bonuses, between cash and non-cash compensation, or among different forms of non-cash compensation. We consider the experience, tenure, and seniority of each named executive officer in making compensation decisions.

GlobalSCAPE does not have any deferred compensation programs or supplemental executive retirement plans. No perquisites are provided to GlobalSCAPE’s executive officers that are not otherwise available to all employees of GlobalSCAPE, except that the Company reimburses Messrs. Goulet and Albrecht for travel and lodging expenses they incur while working in our corporate office.

Base Salary.  Being mindful of our budgetary responsibilities, the base salaries for all GlobalSCAPE NEOs are targeted at levels we believe are competitive relative to a comparative group of the companies in our general industry and geographic region.  This approach enables us to attract and retain the necessary talent a small, competitive company needs to grow.  This salary structure is reviewed at least annually, and more frequently if warranted, to ensure its competitiveness within our peer group. Adjustments are determined initially by our President and Chief Executive Officer with final approval by the Compensation Committee before being implemented.  The composite average increase in base salaries for all Company employees, including NEOs, during 2016 was approximately 2%.

The Compensation Committee has set base salaries for 2017 for our named executive officers as follows:

Name	Base Salary
Matthew C. Goulet	$375,000
James W. Albrecht, Jr.	256,200
Daniel L. Burke	179,250

Incentive Compensation.  The Compensation Committee believes that paying incentive compensation in the form of bonuses or commissions helps create financial incentives for our NEOs that are tied directly to goals that best reflect their respective duties and responsibilities or the achievement of certain goals.  The Compensation Committee approves the plans under which bonuses and commissions are paid and may, at its discretion, modify the goals and objectives upon which these payments are based, pay bonuses if such goals are not met, or increase or decrease the amounts paid.

If certain target levels of revenue and income from operations were achieved for 2016, Messrs. Goulet and Albrecht were eligible for an annual bonus equal to 35% of their base salaries.  If actual revenue and income from operations fall below the target levels, the base bonuses are reduced on a sliding scale by specified percentages to a point where if less than 85% of the target levels of revenue and net income are achieved, no bonus is earned. If actual revenue and income from operations exceed the target levels, the base bonuses are increased on a sliding scale by specified percentages of up to 200%. Mr. Goulet’s bonus payment was prorated and computed based on the portion of the year that he was our President and Chief Executive Officer. For 2016, the Company achieved 90% of both the revenue target and the income from operations target. Based on these results, the Compensation Committee approved, and the Company paid bonuses for 2016 of $88,450 to Mr. Goulet and $56,918 to Mr. Albrecht.

During the portion of 2016 prior to Mr. Goulet’s becoming our President and Chief Executive Officer, he was paid a sales commission each month. The amount of the commission was based upon sales bookings quotas consisting of certain bookings of sales of licenses, maintenance and support and professional services as established by our President and Chief Executive Officer and approved by the Compensation Committee. During that time, he was eligible to be paid a sales commission of $43,750 per quarter upon achieving the prescribed sales bookings quotas. If he did not achieve those quotas, that sales commission amount was subject to a prorata reduction based on the achieved percentage of the sales bookings quota. If he exceeded the sales bookings quotas, he was eligible to be paid commissions equal to $43,750 plus an additional amount on sales bookings above the quota computed at two times the rate at which he was paid commissions up to the sales bookings quota. For 2016, Mr. Goulet was paid sales commissions of $48,603, which was 1.13% of the total sales bookings for which he was eligible to be paid sales commissions.

During 2016, Mr. Burke was paid a sales commission each month. The amount of the commission was based upon sales bookings quotas consisting of certain bookings of sales of licenses, maintenance and support and professional services as established by our President and Chief Executive Officer. During 2016, he was eligible to be paid a sales commission of $44,812 per quarter upon achieving the prescribed sales bookings quotas. If he did not achieve those quotas, that sales commission amount was subject to a prorata reduction based on the achieved percentage of the sales bookings quota. If he exceeded the sales bookings quotas, he was eligible to be paid commissions equal to $44,812 plus an additional amount on sales bookings above the quota computed at two times the rate at which he was paid commissions up to the sales bookings quota. For 2016, Mr. Burke was paid sales commissions of $147,887 which was 1.39% of the total sales bookings for which he was eligible to be paid sales commissions.

In consideration for his service to the Company for a portion of 2016, James L. Bindseil, our former President and Chief Executive Officer, was eligible for a bonus payment equal to 35% of his base salary under the same plan applicable to Mr. Goulet. This bonus payment was prorated and computed based on the portion of the year he was employed by the Company. Based on the actual revenue and income from operations results for 2016 as described in the preceding paragraph, the Company paid Mr. Bindseil a bonus of $24,747.

Long-Term Equity Incentive Plan.  GlobalSCAPE’s 2010 Employee Long-Term Equity Incentive Plan, or 2010 Employee Plan, was approved by our stockholders in 2010.  The 2016 LTIP is being presented to our stockholders for approval at our 2017 Annual Meeting of Stockholders as described herein. These plans authorize us to grant incentive stock options, non-qualified stock options, and shares of restricted stock to our NEOs, as well as to all employees of GlobalSCAPE.

In 2016 and prior years, we granted stock options totaling all of the 3,000,000 shares that were reserved for issuance under the 2010 Employee Plan. Accordingly, we will not grant any more stock options under this plan. We did not grant any shares of restricted stock under this plan.

Under the 2016 LTIP, a total of 5,000,000 shares of common stock have been, subject to stockholder approval, reserved for grants of incentive stock options, non-qualified stock options, and shares of restricted stock to our NEOs, as well as to all employees of GlobalSCAPE.

The purpose of the 2010 Employee Plan and the 2016 LTIP is to employ and retain qualified and competent personnel and to promote the growth and success of GlobalSCAPE, which can be accomplished by aligning the long-term interests of the NEOs and employees with those of the stockholders by providing the NEOs and employees an opportunity to acquire an equity interest in GlobalSCAPE. We believe that stock options motivate our NEOs and employees to exert their best efforts on behalf of our stockholders and align the interests of our NEOs and employees with our stockholders.

All grants are made with an exercise price equal to the closing price of our common stock on the date of grant.  On their date of hire and generally each year thereafter, our NEOs and employees are granted options to purchase shares. These options generally vest ratably over three years from the option grant date.  Vesting is accelerated in certain events described under “Employment Agreements and Potential Payments Upon Termination or Change in Control.” Options granted on the date of hire and each year thereafter generally may each be for the purchase of additional shares of our common stock with the exact number determined at the discretion of the Compensation Committee and Board of Directors based upon input from our President and Chief Executive Officer.  We do not time stock option grants in coordination with the release of material non-public information.

In granting stock options, our Compensation Committee considers the share-based compensation expense we will incur in current and future accounting periods as the stock options vest. In particular, the Compensation Committee considers the fact that the aggregate date fair value of stock option awards (as set forth in the summary compensation table below) is an amount that we will recognize over time as the options vest and is not necessarily an expense of the Company or compensation realized by a stock option recipient totally and only in the year a stock option is granted.

Other Employee Benefits.  GlobalSCAPE’s NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, and long-term disability insurance on the same basis as other employees.  GlobalSCAPE’s NEOs are eligible to participate in our 401(k) plan on the same basis as other employees.  GlobalSCAPE’s Board of Directors, at its sole discretion, may authorize GlobalSCAPE to make matching cash contributions (in part or in whole) each year to the 401(k) on behalf of our employees.

Compensation Policies and Practices

The Compensation Committee has conducted an in-depth risk assessment of the Company’s compensation policies and practices in response to public and regulatory concerns about the link between incentive compensation and excessive risk taking by companies.  The Compensation Committee concluded that our compensation policy does not motivate imprudent risk taking.  In this regard, the Compensation Committee believes that:

●	The Company’s annual incentive compensation is based on performance metrics that promote a disciplined approach towards the long-term goals of the Company.

●	The Company does not offer significant short-term incentives that might drive high-risk investments at the expense of the long-term value of the Company.

●	The Company’s compensation programs are weighted towards offering long-term incentives that reward sustainable performance.

●
The Company’s compensation awards are capped at reasonable levels, as determined by a review of the Company’s financial position and prospects, as well as the compensation offered by companies in our industry.

●	The Board’s high level of involvement in approving our operating budget, material investments and capital expenditures helps avoid imprudent risk taking.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business.  The Company and the Compensation Committee concluded that the Company has a balanced pay and performance program and that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements

Deductibility of Executive Compensation.  Federal income tax laws limit the deductions a publicly-held company is allowed for compensation paid to the Chief Executive Officer and to the four most highly compensated executive officers other than the Chief Executive Officer.  Generally, amounts paid in excess of $1.0 million to a covered executive, other than performance-based compensation, cannot be deducted.  In order to constitute performance-based compensation for purposes of the tax law, stockholders must approve the performance measures. We will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

Policy on Recovery of Compensation.  Our President and Chief Executive Officer and Chief Financial Officer are required to repay certain bonuses and stock-based compensation they receive if we are required to restate our financial statements as a result of misconduct as required by Section 304 of the Sarbanes-Oxley Act of 2002.

Risk Considerations in our Compensation Program

The Compensation Committee has reviewed the Company’s compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk-taking by corporations. The Committee concluded that the Company’s compensation program does not motivate imprudent risk taking and that any risks taken resulting from compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  In reaching this conclusion, the Committee determined the following:

●	The Company’s annual incentive compensation is based on balanced performance metrics that promote progress towards longer-term Company goals.

●
The Company’s compensation programs are capped at reasonable levels, as determined by a review of the Company’s budgetary constraints, economic position and prospects, as well as the compensation offered by comparable companies.

●
The oversight of the Compensation Committee in the operation of incentive plans and the high level of board involvement in approving material use of Company resources adequately mitigates imprudent risk-taking.

Compensation Committee Report

The Compensation Committee of GlobalSCAPE reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management. Accordingly, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee, which consists of the following directors:

●	Frank M. Morgan (Chairman of the Compensation Committee)
●	David L. Mann
●	Dr. Thomas E. Hicks

Summary Compensation Table

The following table summarizes compensation that GlobalSCAPE paid to our President and Chief Executive Officer and the next two most highly compensated executive officers for the fiscal years ended December 31, 2016 and 2015.

		Salary	Severance	Bonus	Option Awards (1)	Non-Equity Incentive Plan Compensation		All Other Compensation (3)	Total
Mathew C. Goulet	2016	300,000		-	397,310	137,053	(2)	60,541	894,902
President and Chief	2015	206,542		-	104,654	259,361	(2)	23,329	593,886
Executive Officer/Senior Vice
President of Sales and Marketing (4)

James W. Albrecht, Jr.	2016	244,007		-	162,382	56,918		32,024	495,331
Chief Financial Officer	2015	236,900		-	104,654	101,874		23,900	467,328

Daniel L. Burke	2016	178,316	-	-	137,787	147,887		18,481	482,471
Vice President of Worldwide Sales	2015	123,058	-	-	6,977	364,614		16,789	511,438

James L. Bindseil	2016	107,608	156,687	-	162,382	24,747		14,315	465,739
Former President and Chief	2015	247,700		-	104,654	106,304		22,362	481,020

(1)
These amounts represent the aggregate grant date fair value of stock option awards for fiscal years 2016 and 2015 calculated as described in our Consolidated Financial Statements included in our Form 10-K as of December 31, 2016, and for the two years then ended filed with the Securities and Exchange Commission.  See specifically footnote 2, Accounting Policies, and footnote 8, Stock Options, Restricted Stock and Share-Based Compensation for a discussion of all assumptions made in the calculation of this amount. These amounts do not necessarily represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2016 or 2015.  These amounts are recognized as an expense in our financial statements over the period of service required for the grant to become vested which is generally three years. For the options granted to Mr. Goulet in 2016, those expenses were determined to be $91,892, $132,197, $132,197 and $41,024 in 2016, 2017, 2018 and 2019, respectively. For the options granted to Mr. Albrecht in 2016, those expenses were determined to be $46,650, $54,002, $54,002 and $7,729 in 2016, 2017, 2018 and 2019, respectively. For the options granted to Mr. Burke in 2016, those expenses were determined to be $20,552, $45,749, $45,719 and $25,767 in 2016, 2017, 2018 and 2019, respectively.

(2)
Mr. Goulet’s non-equity incentive plan compensation for 2016 consists of $88,450 earned under our annual incentive bonus plan described above and $48,603 of sales commissions. For 2015, this amount consisted of $12,090 earned under our annual incentive bonus plan described above and $247,271 of sales commissions.

(3)
Primarily 401k matching contributions and group health plan premiums for all officers.  Also includes $35,813 and $8,087 in 2016 of reimbursement to Messrs. Goulet and Albrecht, respectively, for lodging and other travel expenses incurred for travel to our corporate office.

(4)	Mr. Goulet became our President and Chief Executive Officer in May 2016. Prior to that time, he was our Senior Vice President of Sales and Marketing.

(5)	Mr. Bindseil was our President and Chief Executive Officer during 2015 and through May 2016.

Relationship of Salary and Annual Incentive Compensation to Total Compensation

The following table sets forth the relationship of salary and annual incentive compensation to total compensation for our NEOs for 2016.

Executive	Percentage of Salary to Total Compensation	Percentage of Annual Cash Incentive Payment to Total Compensation(1)
Matthew C. Goulet	33.5%	12.6%
James W. Albrecht, Jr.	49.3%	11.6%
Daniel L. Burke	37.0%	30.7%

(1)	Includes non-equity incentive plan compensation and sales commissions.

Employment Agreements and Potential Payments Upon Termination or Change in Control

GlobalSCAPE has entered into employment agreements with Messrs. Goulet, Albrecht, and Burke pursuant to which each will receive compensation as determined from time to time by the Board of Directors in its sole discretion.

The employment agreement for each of Messrs. Goulet and Albrecht is in effect through March 2018, and for Mr. Burke is in effect through July 2017. These agreements do not provide for any minimum term of employment. In the event there is a Change in Control without a termination in connection with that event, a one year employment term commences as of the date of the Change in Control. Each agreement automatically renews on each subsequent annual anniversary date for an additional one year period unless the agreement is cancelled by the Company at least 90 days prior to the end of any such one year term. These agreements do not provide for any payment in the event of termination, except that if their employment is terminated in connection with a Change in Control, the Company will pay them an amount equal to their annual base salary which the Company may, at its option, pay as a lump sum.

A Change in Control occurs under these employment agreements upon the occurrence of any of the following:

●
Any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act is or becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if Thomas W. Brown and/or David L. Mann acquire, directly or indirectly, beneficial ownership of securities representing 50% or more of the combined voting power of GlobalSCAPE’s then outstanding securities, then it shall not be deemed a Change in Control.

●	Any person or group makes a tender offer or an exchange offer for 50% or more of the combined voting power of the Company's then outstanding securities.

●
At any time during any period of twelve consecutive months, individuals who at the beginning of such period constituted a majority of the Board of Directors (“Incumbent Directors”) of the Company cease for any reason other than death to constitute a majority of the board; provided, however, that an individual who becomes a member of the Board subsequent to the beginning of the 12-month period, shall be deemed to have satisfied such 12-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or whose election was approved by two-thirds of the Incumbent Directors; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than a member of  the Board, then such individual shall not be considered an Incumbent Director.

●
The Company consolidates, merges or exchanges securities with any other entity where the stockholders of the Company immediately before the effective time of such transaction beneficially own, immediately after the effective time of such transaction, less than 50% of the combined voting power of the outstanding securities of the entity resulting from such a transaction.

●	Any person or group acquires all or substantially all of the Company’s assets.

All of our employment agreements provide for termination without any further payments due if the termination is for “cause”, with that term defined to include any one of the following events:

●
Employee substantially fails to perform his duties with the Company (other than any such failure resulting from his incapacity due to disability or any such actual or anticipated failure resulting from termination by employee for Good Reason as defined below) after a written demand for substantial performance is delivered to employee by the Board, which specifically identifies the manner in which the Board believes that employee has not substantially performed his duties.

●	Employee engages in conduct which is demonstrably and materially injurious to the Company or any of its affiliates, monetarily or otherwise.

●
Employee commits fraud, bribery, embezzlement or other material dishonesty with respect to the business of the Company or any of its affiliates, or the Company discovers that employee has committed any such act in the past with respect to a previous employer.

●	Employee is indicted for any felony or any criminal act involving moral turpitude, or the Company discovers that employee has been convicted of any such act in the past.

●	Employee commits a material breach of any of the covenants, representations, terms or provisions of the employment agreement.

●	Employee violates any instructions or policies of the Company with respect to the operation of its business or affairs that causes material harm, economic or otherwise, to the Company.

●	Employee uses illegal drugs.

“Good Reason,” as used above, means, without the officer’s express written consent, any of the following:

●	The material failure by the Company, without employee’s consent, to pay to employee any portion of his current compensation within ten (10) days of the date any such compensation payment is due.

●
The Company commits a material breach of any of the covenants, representations, terms or provisions of the employment agreement, and such breach is not cured within thirty (30) days after written notice thereof to the Company, which notice shall identify in reasonable detail the nature of the breach and give the Company an opportunity to respond, excluding, however, failure to pay salary within ten (10) days as described above.

●	Any material diminution of employee’s title, function, duties, authority or responsibilities, including reporting requirements.

●	A reduction in employee’s base salary as in effect on the date of the employment agreement or as may be increased from time to time.

●	A material reduction in the employee benefits that are in effect from time to time for employee.

●	A relocation of the employee’s principal place of employment to a location which is beyond a 50 mile radius from San Antonio, Texas.

If any lump sum payment to a named executive officer would individually or together with any other amounts paid or payable constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and applicable regulations thereunder, the amounts to be paid will be increased so that each named executive officer, as the case may be, will be entitled to receive the amount of compensation provided in his contract after payment of the tax imposed by Section 280G.

In the event of a Change in Control, unvested options to purchase our common stock that have been awarded to our NEOs will become fully vested.

The table below contains information concerning termination and Change in Control payments to each of our named executive officers as if the event occurred on December 31, 2016.

Name & Principal Position	Benefit		Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason

Matthew C. Goulet	Severance		not applicable	$300,000
President and Chief Executive Officer	Option Acceleration	(1)	not applicable	113,035

James W. Albrecht, Jr.	Severance		not applicable	244,007
Chief Financial Officer	Option Acceleration	(1)	not applicable	59,035

Daniel L. Burke	Severance		not applicable	179,250
Vice President of Worldwide Sales	Option Acceleration	(1)	not applicable	58,764

(1)
The option acceleration amount is the intrinsic value of equity awards minus the exercise price. This intrinsic value is based upon the closing price for a share of our common stock of $4.07 on December 31, 2016, minus the exercise price.  If the number in this column is zero, the option exercise price of all options held by that NEO is greater than the closing price of our common stock used in determining this amount.

GRANTS OF PLAN-BASED AWARDS

The following table provides information with regard to grants of non-equity incentive compensation and all other stock awards to our named executive officers in 2016.  We do not have an equity incentive plan. Therefore, these columns have been omitted from the following table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)				All Other Option Awards: Number of Securities Underlying Options	Per Share Exercise or Base Price of Option Awards ($)	Grant date fair value of stock and option awards ($)(2)
	Grant Date	Threshold	Target		Maximum
Matthew C. Goulet	2/25/2016	-	$86,681	(3)	Unlimited	-	-	-
Matthew C. Goulet	2/1/2016	n/a	n/a		n/a	100,000	$3.52	$162,382
	5/16/2016					100,000	$3.53	$156,713
	6/2/2016					50,000	$3.50	$78,214

James W. Albrecht, Jr.	2/25/2016	-	$85,402		Unlimited	-	-	-
James W. Albrecht, Jr.	2/1/2016	n/a	n/a		n/a	100,000	$3.52	$162,382

Daniel L. Burke		n/a	n/a		n/a	-	-	-
Daniel L. Burke	2/1/2016	n/a	n/a		n/a	10,000	$3.52	$16,238
	5/18/2016					80,000	$3.40	$121,549

James L. Bindseil (4)	2/25/2016	-	$37,132		Unlimited	-	-	-
James L. Bindseil (4)	2/1/2016	n/a	n/a		n/a	100,000	$3.52	$162,382

(1)
Awards potentially payable under our annual bonus plan.  The annual bonus plan does not provide for a threshold level as the bonuses under the plan can range from zero to an unlimited amount.  See the discussion under “Compensation Discussion & Analysis – Elements of Executive Compensation – Incentive Compensation” for more information.

(2)
These amounts represent the aggregate grant date fair value of stock option awards for fiscal years 2016 and 2015 calculated as described in our Consolidated Financial Statements included in our Form 10-K as of December 31, 2016, and for the two years then ended filed with the Securities and Exchange Commission.  See specifically footnote 2, Accounting Policies, and footnote 8, Stock Options, Restricted Stock and Share-Based Compensation for a discussion of all assumptions made in the calculation of this amount. These amounts do not necessarily represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2016 or 2015.  These amounts are recognized as an expense in our financial statements over the period of service required for the grant to become vested, which is generally three years.

(3)	Does not include sales commissions for which no threshold, target or maximum amounts are paid.

(4)	Mr. Bindseil is our former President and Chief Executive Officer who resigned from that position in May 2016.

Outstanding Equity Awards at Fiscal Year-End

The table below contains certain information concerning outstanding option awards at December 31, 2016, for our named executive officers

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)	Option Expiration Date

Matthew C. Goulet
President and Chief Executive Officer	75,000	-	$1.55	9/9/2023
	16,500	8,500	$2.35	1/2/2024
	24,750	50,250	$3.20	2/9/2025
	-	100,000	$3.52	2/1/2026
	-	100,000	$3.53	5/16/2026
	-	50,000	$3.50	6/2/2026

James W. Albrecht, Jr.
Chief Financial Officer	150,000	-	$2.10	7/10/2022
	24,750	50,250	$3.20	2/9/2025
	-	100,000	$3.52	2/1/2026

Daniel L. Burke
Vice President of Worldwide Sales	5,000	-	$1.55	10/14/2023
	1,650	3,350	$3.20	2/9/2025
	-	10,000	$3.52	2/1/2026
		80,000	$3.40	5/18/2026

Pension Benefits

GlobalSCAPE does not sponsor any pension benefit plans. None of the NEOs contribute to such a plan.

Non-Qualified Deferred Compensation

GlobalSCAPE does not sponsor any non-qualified defined compensation plans or other non-qualified deferred compensation plans.

Compensation of Directors

The Board of Directors has the authority to determine the amount of compensation to be paid to its members for their services as directors and committee members and to reimburse directors for their expenses incurred in attending meetings.

Our non-employee directors receive the following cash compensation:

●	Base monthly retainer:

o	Board Chairman (Mr. Brown) - $5,000 per month

o	All other Board members - $2,000 per month

●	Committee chair monthly retainer (Messrs. Mann and Morgan) - $1,000 per month

●	Attendance at Board or committee meetings - $1,000 per meeting

Mr. Goulet, an employee of the Company, does not receive a monthly retainer or attendance fees for his service on the Board.

We also provide stock-based compensation to our directors under the GlobalSCAPE, Inc. 2015 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2015 Directors Plan, and previously under the GlobalSCAPE, Inc. 2006 Non-Employee Directors Long-Term Equity Incentive Plan, or the 2006 Directors Plan.  Under the 2015 Directors Plan, a maximum of 500,000 shares of GlobalSCAPE common stock may be awarded.  As of March 20, 2017, options to purchase a total of 80,000 shares were outstanding under the 2006 Directors Plan.  As of March 20, 2017, 80,000 shares of restricted common stock were issued and outstanding under the 2015 Directors Plan for which the restrictions lapse in May 2017 provided the owner of those restricted shares meets the continuing service requirement at that time.

The 2015 Directors Plan is administered by the Compensation Committee of the Board of Directors which sets the exercise price, term, and other conditions applicable to each stock option granted under the plan.  Stock options awarded under this plan shall have an exercise share price of no less than 100% of the fair market value on the date of the award while the option terms and vesting schedules are at the discretion of the Compensation Committee.  The 2015 Directors Plan provides that each year, at the first regular meeting of the Board of Directors immediately following GlobalSCAPE’s annual stockholders’ meeting, each non-employee director shall be granted or issued maximum awards of either (1) a grant of an option to purchase 20,000 shares of our common stock or (2) the issuance of 20,000 shares of restricted common stock for participation in Board and Committee meetings during the previous calendar year. In 2016, the Compensation Committee granted 20,000 shares of restricted stock to each director except for Mr. Goulet and Mr. Bindseil, who received no such shares as a result of their being an employee of the Company. The restrictions on this restricted stock lapse in May 2017 provided the owner of those restricted shares meets the continuing service requirement at that time.

The following table sets forth a summary of compensation for the fiscal year ended December 31, 2016 that GlobalSCAPE paid to each director.  GlobalSCAPE does not sponsor a pension benefits plan, a non-qualified deferred compensation plan or a non-equity incentive plan for our directors and, accordingly, these columns have been omitted from the following table:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Stock Option Exercises (2)	All Other Compensation (3)
Thomas W. Brown	$60,000	$69,000	$20,200	$13,283
David L. Mann	60,000	69,000	21,200	13,283
Frank M. Morgan	60,000	69,000	-	663
Thomas E. Hicks	31,000	-	-	3,075
Phillip M. Renfro (4)	9,258	69,000	-	2,563

(1)
These amounts represent the aggregate grant date fair value of restricted stock awards for the year ended December 31, 2016 calculated as described in our Consolidated Financial Statements included in our Form 10-K as of December 31, 2016, filed with the Securities and Exchange Commission.  See specifically footnote 2, Accounting Policies, and footnote 8, Stock Options, Restricted Stock and Share-Based Compensation for a discussion of all assumptions made in the calculation of this amount. These amounts do not necessarily represent the actual amounts paid to or realized by the directors for the 2016 award.  These amounts are recognized as an expense in our financial statements over the period of service required for the grant to become unrestricted, which is generally continuing service for one year subsequent to the date of the award.

(2)	These amounts represent the income earned from the exercise of stock options. These amounts have been previously recognized as an expense in our financial statements.

(3)	Health insurance premiums.

(4)	Mr. Renfro is a former member of our Board of Directors whose term expired in May 2016.

As of December 31, 2016, stock options issued to our directors that had not been exercised and restricted stock awards for which the restrictions had not yet lapsed as of that date are as follows:

Name	Outstanding Stock Options Not Exercised	Restricted Stock Awards
Thomas W. Brown	40,000	20,000
David L. Mann	40,000	20,000
Frank M. Morgan	20,000	20,000
Thomas E. Hicks	-	20,000

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

GlobalSCAPE’s Audit Committee has appointed BDO USA LLP, or “BDO”, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  Although stockholder ratification is not required, the Board of Directors has directed that the appointment of BDO be submitted to the stockholders for ratification at the annual meeting. A representative of BDO will not be present at the annual meeting.

Padgett Stratemann & Co., L.L.P., or Padgett, provided audit services to GlobalSCAPE for the years ended December 31, 2014 and 2015. On October 19, 2016, Padgett resigned as our independent registered public accounting firm and on October 18, 2016, the Audit Committee appointed RSM to serve as our independent registered public accounting firm for the year ended December 31, 2016.

The audit reports of Padgett on GlobalSCAPE’s financial statements as of and for the two fiscal years ended December 31, 2014 and 2015 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of GlobalSCAPE’s financial statements for each of the two fiscal years ended December 31, 2014 and 2015 and through October 19, 2016, there were no disagreements with Padgett on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Padgett, would have caused the firm to make reference to such disagreement in connection with its reports on GlobalSCAPE’s financial statements for such period. During each of the two fiscal years ended December 31, 2014 and 2015 and through October 19, 2016, there were no reportable events as described in Item 304 (a)(1)(v) of Regulation S-K.

RSM provided audit services to GlobalSCAPE for the year ended December 31, 2016. On March 27, 2017, the Audit Committee notified RSM that it had been dismissed as GlobalSCAPE’s independent registered public accounting firm and appointed BDO to serve as our independent registered public accounting firm for the year ended December 31, 2017.

The audit report of RSM on GlobalSCAPE’s financial statements as of and for the fiscal year ended December 31, 2016  did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of GlobalSCAPE’s financial statements for the fiscal year ended December 31, 2016 and through March 27, 2017, there were no disagreements with RSM on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of RSM, would have caused the firm to make reference to such disagreement in connection with its reports on GlobalSCAPE’s financial statements for such period. During the fiscal year ended December 31, 2016 and through March 27, 2017, there were no reportable events as described in Item 304 (a)(1)(v) of Regulation S-K.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the selection of BDO.  In the event the stockholders fail to ratify the appointment, the Board may reconsider its appointment for this year.  Even if the appointment is ratified, the Board, in its discretion, may, if circumstances dictate, direct the appointment of a different independent registered public accounting firm at any time during the year, if the Board determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA LLP AS GLOBALSCAPE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PRINCIPAL AUDITOR FEES AND SERVICES

Our audit fees paid to our independent registered public accounting firm were are as follows:

●	For their audit of our consolidated financial statements as of December 31, 2016, and for the year then ended included in our Form 10-K, we paid $142,500 to RSM.

●	For their review of our condensed financial statements included in our Form 10-Q for the third quarter of 2016, we paid $15,000 to RSM.

●	For their reviews of our condensed financial statements included in our Form 10-Qs for the first two quarters of 2016, we paid $30,000 to Padgett.

●
For their audit of our consolidated financial statements as of December 31, 2015, and for the year then ended included in our Form 10-K, and for their reviews of our condensed financial statements included in our Form 10-Qs for the first three quarters of 2015, we paid $184,000 to Padgett.

We paid no fees for any other services, including other audit-related fees, tax fees or other fees, to RSM or Padgett in 2016 or 2015.

The Audit Committee has considered and noted that RSM and Padgett have not rendered any non-audit services to the Company. Accordingly, the Audit Committee has concluded that the independence of those firms has been maintained.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit, audit-related and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm  is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviews GlobalSCAPE’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for engaging the independent registered public accounting firm to perform an independent audit of GlobalSCAPE’s consolidated financial statements in accordance with generally accepted accounting principles and to issue reports thereon. The Committee reviews and oversees these processes, including oversight of:

●	The integrity of GlobalSCAPE’s financial statements.

●	GlobalSCAPE’s independent registered public accounting firm’s qualifications and independence.

●	The performance of GlobalSCAPE’s independent registered public accounting firm.

●	GlobalSCAPE’s compliance with legal and regulatory requirements.

In this context, the Committee hereby reports as follows:

●	The Audit Committee has reviewed and discussed the audited financial statements with GlobalSCAPE’s management.

●
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 1301, Communications with Audit Committees.

●
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

●
Based on the review and discussions referred to in previous paragraphs, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in GlobalSCAPE’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

David L. Mann (Chairman of the Audit Committee)
Frank M. Morgan
Thomas E. Hicks

PROPOSAL THREE
APPROVAL OF THE GLOBALSCAPE, INC. 2016 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

General

On November 9, 2016, subject to stockholder approval, the Board adopted the GlobalSCAPE, Inc. 2016 Employee Long-Term Equity Incentive Plan, or 2016 LTIP.

Reasons for the Adoption of the 2016 LTIP

The GlobalSCAPE Board believes that the purpose of the 2016 LTIP is to employ and retain qualified and competent personnel and promote the growth and success of GlobalSCAPE by aligning the long-term interests of GlobalSCAPE’s key employees with those of GlobalSCAPE’s stockholders by providing an opportunity to acquire an interest in GlobalSCAPE and by providing both rewards for exceptional performance and long-term incentives for future contributions to the success of GlobalSCAPE. GlobalSCAPE believes that this purpose will be furthered through the granting of awards, as authorized under the 2016 LTIP, so that such key employees will be encouraged and enabled to acquire a substantial personal interest in the continued success of GlobalSCAPE. GlobalSCAPE believes the shares to be reserved pursuant to the 2016 LTIP are necessary for GlobalSCAPE to continue its policy of emphasizing equity compensation and to remain competitive with industry equity grant practices.

If the 2016 LTIP is not approved, GlobalSCAPE may be required to curtail use of long-term incentives and the Board may consider other alternatives to compensate employees.

The 2016 LTIP increases the number of shares of common stock available for issuance under all equity incentive plans from 2,747,005 shares to 7,747,005 shares, which will contribute to a potential dilution of approximately 17%. This potential dilution is calculated as follows:

	Before	After	Dilution
	Dilution	Dilution	%

Shares outstanding at December 31,2016	21,920,912	21,920,912
Shares subject to issuance under options outstanding as of December 31, 2016	2,407,005	2,407,005
Shares available for issuance under the 2015 Directors Plan as of December 31, 2016	340,000	340,000
Subtotal before 2016 LTIP	24,667,917	24,667,917
Shares reserved for issuance under the 2016 LTIP	-	5,000,000
Total	24,667,917	29,667,917

Subtotal before 2016 LTIP as a % of total	100%	83%	17%

In considering this proposal, stockholders should also be aware that the average number of shares granted per year under all long-term incentive plans over the last three fiscal years, divided by the number of shares outstanding, is approximately 3%, a percentage we believe is consistent with the practices of companies that the Compensation Committee considers when determining the compensation levels of our employees, including our NEOs. The Company anticipates that the requested number of shares for the 2016 LTIP will be sufficient to meet the needs of our long-term incentive program for at least five years.

Summary of the 2016 LTIP

The following summary of the 2016 LTIP is qualified in its entirety by the full text of the 2016 LTIP as set forth in Annex A to this proxy statement. The effectiveness of the 2016 LTIP is subject to approval by GlobalSCAPE stockholders.

Administration and Eligibility. The 2016 LTIP is administered by the Compensation Committee of the Board and authorizes the Board to grant non-qualified stock options or incentive stock options or to issue shares of restricted stock to those persons who are employees of GlobalSCAPE. As of March 20, 2017, GlobalSCAPE had 132 full-time employees, all of whom are eligible to participate in the 2016 LTIP.

Shares Reserved and Awards. If this proposal is approved, the 2016 LTIP will reserve 5,000,000 shares of GlobalSCAPE common stock, subject to adjustment following certain events, as discussed below. The maximum annual award for any one employee is 250,000 shares of GlobalSCAPE common stock. If options, as opposed to restricted stock, are awarded, the exercise share price shall be no less than 100% of the fair market value on the date of the award, unless the employee is awarded incentive stock options and, at the time of the award, owns more than 10% of the voting power of all classes of stock of GlobalSCAPE. Under this circumstance, the exercise share price shall be no less than 110% of the fair market value on the date of the award. Option terms and vesting schedules are at the discretion of the Compensation Committee.

Option Exercise. An option is exercised when proper notice of exercise has been given to GlobalSCAPE, or the brokerage firm or firms approved by GlobalSCAPE, if any, to facilitate exercises and sales under the 2016 LTIP and full cash payment for the shares with respect to which the option is exercised has been received by GlobalSCAPE or the brokerage firm or firms, as applicable.

Stockholder Rights. Except as otherwise provided in the 2016 LTIP, until the issuance of the share certificates evidencing the award shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the award shares.

Transferability of Awards. An award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the employee, only by the employee, unless the Compensation Committee permits further transferability, on a general or specific basis, in which case the Compensation Committee may impose conditions and limitations on any permitted transferability.

Termination of Awards. Unless otherwise provided in the applicable award agreement, vested options granted under the 2016 LTIP will expire and cease to be exercisable as follows:

●	three (3) months after the date of the termination of the employee, other than in circumstances covered by the following three circumstances;

●	immediately upon termination of the employee for misconduct;

●	twelve (12) months after the date of the termination of the employee if such termination was by reason of disability; and

●	twelve (12) months after the date of the death of the employee.

Amendments. The Board or the Compensation Committee may amend or terminate the 2016 LTIP from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance GlobalSCAPE’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to the 2016 LTIP increases the maximum number of shares available under the plan, changes the class of individuals eligible to receive awards under the plan, or requires stockholder approval under the rules of the NYSE MKT LLC, such other exchange upon which GlobalSCAPE common stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of the 2016 LTIP. Subject to the foregoing, it is specifically intended that the Board or Compensation Committee may amend the 2016 LTIP without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of the 2016 LTIP or any award agreement.

Adjustments. If the outstanding shares of GlobalSCAPE’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of GlobalSCAPE or of another corporation, or if the number of such shares of common stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each share of common stock reserved for the purposes of the 2016 LTIP, whether or not such shares are at the time subject to outstanding awards, the number and kind of shares of stock or other securities or property into which each outstanding share of common stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be. Outstanding awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. If there shall be any other change in the number or kind of the outstanding shares of GlobalSCAPE’s common stock, or of any stock or other securities or property into which such common stock shall have been changed, or for which it has been exchanged, and if the Compensation Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of the 2016 LTIP, or in any award previously granted or which may be granted under the 2016 LTIP, then such adjustment shall be made by the Compensation Committee and shall be effective and binding for all purposes of the 2016 LTIP.

In addition, the Compensation Committee shall have the power, in the event of any merger or consolidation involving GlobalSCAPE, to amend all outstanding awards to permit the exercise thereof in whole or in part at any time, or from time to time, prior to the effective date of any such merger or consolidation and to terminate each such award as of such effective date.

U.S. Federal Tax Consequences

The following discussion summarizes the material federal income tax consequences of participation in the 2016 LTIP. This discussion is general in nature and does not address issues related to the tax circumstances of any particular employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. This discussion does not address state, local and foreign tax consequences.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to GlobalSCAPE. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a non-qualified stock option or an incentive stock option.

Upon the exercise of a non-qualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. GlobalSCAPE will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to GlobalSCAPE, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2016 LTIP is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a non-qualified stock option. Also, an incentive stock option granted under the 2016 LTIP will be treated as a non-qualified stock option to the extent it (together with other incentive stock options granted to the participant by GlobalSCAPE) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of common stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, the participant will not recognize ordinary income in connection with such sale or exchange, and any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and GlobalSCAPE will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain following the date of exercise will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by GlobalSCAPE. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by GlobalSCAPE). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect to recognize income under Section 83(b) of the Internal Revenue Code in the year of grant of such restricted shares. In such event, the participant will recognize income in the amount of the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the shares and GlobalSCAPE will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to GlobalSCAPE. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction, and will recognize a loss equal to the excess (if any) of the amount paid for such shares (if any) and the amount realized upon such forfeiture (if any).

New Plan Benefits

The benefits that will be awarded or paid under the 2016 LTIP are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in to our NEOs can be found in the table under the heading “Grants of Plan-Based Awards” on page 25 of this Proxy Statement. In February 2017, the Compensation Committee granted options to our NEOs, subject to approval of the 2016 LTIP by our stockholders, as follows:

NEW PLAN BENEFITS

New Plan Benefits

	Exercise Price Per Share	Number of Common Stock Awards & Options
Name and Position
Matthew C. Goulet	$3.73	200,000
President and Chief Executive Officer
James W. Albrecht, Jr.
Chief Financial Officer	$3.73	100,000
Total Named Executive Officers		300,000
Other Executive Officers	$3.73	70,000
Total Executive Group	$3.73	370,000
Non-Executive Officer Employee Group	$3.73	105,000

Effectiveness. The 2016 LTIP shall remain in effect until the tenth anniversary of the effective date or until terminated under the terms of the plan or extended by an amendment approved by GlobalSCAPE stockholders.

Vote Required. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast, in person or by proxy, is necessary to approve the 2016 LTIP. The enclosed form of proxy provides a means for stockholders to vote for the approval of the 2016 LTIP, to vote against it or to abstain from voting with respect to it. If a stockholder executes and returns a proxy, but does not specify how the shares represented by such stockholder’s proxy are to be voted, such shares will be voted FOR the 2016 LTIP. Under applicable Delaware law, in determining whether this item has received the requisite number of votes cast broker non-votes will not be counted and will have no effect.  Under applicable NYSE rules, abstentions are treated as votes cast and will have the same effect as a vote against the 2016 LTIP.

The Board recommends that you vote “FOR” approval of the 2016 LTIP.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

You may submit proposals for consideration at future stockholder meetings.  For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 30, 2017.  Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.  Proposals should be addressed to:

GlobalSCAPE, Inc.
Attn: Corporate Secretary
4500 Lockhill-Selma Rd, Suite 150
San Antonio, TX 78249

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary as follows:

●	Not earlier than the close of business on February 9, 2018; and

●	Not later than the close of business on March 11, 2018.

If the date of the stockholder meeting is moved more than 30 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no later than the 10th day following the date on which a notice of the date of the annual meeting is mailed or the date of the meeting is publicly announced.

AVAILABLE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended, and file annual, quarterly, and special reports and other information with the SEC.  You may read and copy any material that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain more information about the SEC’s Public Reference Room by calling 1-800-SEC-0330.  The SEC also maintains an Internet site that contains all of these reports and other information regarding our Company and other issuers that file electronically with the SEC at http://www.sec.gov.  We also post links to our SEC filings at our web site at http://www.globalscape.com.

You may request a copy of GlobalSCAPE’s annual, quarterly, and current reports, Proxy Statements, and other information at no cost, including our annual report on Form 10-K, including financial statements and schedules thereto, for the year ended December 31, 2016, by writing or telephoning GlobalSCAPE at the following address:

GlobalSCAPE, Inc.
Attn: Chief Financial Officer
4500 Lockhill-Selma Rd., Suite 150
San Antonio, Texas  78249
(210) 308-8267

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting.  However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Matthew C. Goulet
President and Chief Executive Officer

March 31, 2017
San Antonio, TX

ANNEX A

GLOBALSCAPE, INC.
2016 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

GLOBALSCAPE, INC.
2016 Employee Long-Term Equity Incentive Plan

PART I

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1.          Purpose of this Plan.  The purposes of this Plan are to (a) employ and retain qualified and competent personnel and (b) promote the growth and success of the Company’s and its Subsidiaries’ business by (i) aligning the long-term interests of the Company’s and its Subsidiaries’ key employees with those of the Company’s stockholders by providing an opportunity to acquire an interest in the Company and (ii)  providing rewards for exceptional performance and long-term incentives for future contributions to the success of the Company and its Subsidiaries.

This Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options or Restricted Stock, at the discretion of the Committee and as reflected in the terms of the Award Agreement.  Each Award will be subject to conditions specified in this Plan.

SECTION 2.          Definitions.  As used herein, the following definitions shall apply:

(a)          “Award” means any award or benefit granted under this Plan, including Options and Restricted Stock. Each Award shall be subject to the terms and conditions of the Plan.

(b)          “Award Agreement” means a written or electronic agreement between the Company and the Participant setting forth the terms of the Award, which need not be identical among Participants..

(c)          “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)          “Board” means the Company’s Board of Directors, as may be constituted from time to time..

(e)          “Change in Control Value” has the meaning set forth in SECTION 5(b).

(f)          “Change of Control” means the first to occur of any of the following:

(i)          the sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company’s assets, on a consolidated basis, in one or a series of related transactions;

(ii)          a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having fifty percent (50%) or more of the then total number of votes that may be cast for the election of members of the Board; provided, however, that if Thomas W. Brown and/or David L. Mann acquire, directly or indirectly, Beneficial Ownership of Common Stock having 50% or more of the then total number of votes that may be cast for the election of members of the Board, then it shall not be deemed a Change of Control; or

(iii)          during any two-consecutive year period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this SECTION 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the two-year period, shall be deemed to have satisfied such two-year requirement and shall be deemed to be an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv)          a merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which (A) the stockholders of the Company immediately prior to such Transaction own, directly or indirectly, immediately following such Transaction less than a majority of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction; (B) a Person (other than Thomas W. Brown or David L. Mann) Beneficially Owns, directly or indirectly, 20% or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such Transaction; or (C)  a majority of the members of the board of directors or similar governing body of the entity resulting from such Transaction were not Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Transaction.

(g)          “Code” means the Internal Revenue Code of 1986, as amended.

(h)          “Committee” means the Compensation Committee appointed by the Board, which shall be comprised of three or more Outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code, and applicable interpretive authority under the Code, and within the meaning of  “Non-Employee Director” under SEC Rule 16b-3 promulgated under the Exchange Act); provided, however that in the event the Compensation Committee is not comprised solely of Outside Directors then, with respect to any Performance-Based Award granted under this Plan to a Covered Employee, the Committee shall mean the two or more Outside Directors appointed by the Board to administer the Plan with respect to such Award.

(i)          “Common Stock” means the common stock of the Company, par value $.001 per Share.

(j)          “Company” means GlobalSCAPE, Inc., a Delaware corporation, and any successor thereto.

(k)          “Covered Employee” shall mean the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined in accordance with Section 162(m) of the Code and applicable guidance promulgated thereunder, and any other class of Employees that is expected to be within this group at the time the Company is expected to claim a Federal income deduction with respect to the Award, as determined by the Committee in its sole and absolute discretion.

(l)          “Director” means a member of the Board.

(m)          “Effective Date” means November 9, 2016.

(n)           “Employer” shall mean the Company and each Subsidiary.

(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)          “Fair Market Value” means the closing price per share of the Common Stock on the NYSE MKT as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the NYSE MKT shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its shares of Common Stock. In the absence of an established market for the Common Stock, the “Fair Market Value” for each share shall be the value established, in good faith, by the Board as of the determination date in accordance with the applicable regulations and guidance promulgated under Section 409A of the Code (or any successor provision thereto) and published in the Internal Revenue Bulletin

(q)          “Incentive Stock Option” means any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(r)          “Incumbent Directors” has the meaning set forth in SECTION 2(f)(f)(iii).

(s)          “Misconduct” means the termination of employment for “cause” as defined in Participant’s employment agreement or in the absence of such an agreement or such a definition, “Misconduct” will mean a determination by the Committee, in its sole and absolute discretion, that Participant (i) has engaged in personal dishonesty, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty involving personal profit to Participant, (ii) is unable to satisfactorily perform or has failed to satisfactorily perform Participant’s duties and responsibilities for the Company or any affiliate, (iii) has been convicted of, or plead nolo contendere to, any felony or a crime involving moral turpitude, (iv) has failed to satisfactorily perform, or has engaged in negligence or willful misconduct in the performance of, his duties including, but not limited to, willfully refusing without proper legal reason to perform Participant’s duties and responsibilities, (v) has materially breached any corporate policy or code of conduct established by Employer or any affiliate as such policies or codes may be adopted from time to time, (vi) has violated the terms of any confidentiality, nondisclosure, intellectual property, nonsolicitation, noncompetition, proprietary information and inventions, or any other agreement between Participant and Employer related to Participant’s employment, or (vii) has engaged in conduct that is likely to have a deleterious effect on Employer or any affiliate or Employer’s legitimate business interests including, but not limited to, their goodwill and public image.

(t)          “Non-Qualified Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(u)          “NYSE MKT” means The NYSE MKT, LLC.

(v)          “Option” means a Non-Qualified Stock Option or an Incentive Stock Option granted pursuant to SECTION 8 of this Plan.

(w)          “Optionee” means a Participant who has been granted an Option.

(x)          “Outside Director” has the meaning set forth in SECTION 2(h).

(y)          “Participant” means any employee of the Company or any of its Subsidiaries that has been granted an Award.

(z)           “Performance-Based Award” shall mean an Award the benefit of which is paid solely on account of the attainment (as certified in writing by the Committee) of one or more objective performance goals, which are established by the Committee and approved by the stockholders of the Company in accordance with the requirements prescribed in Section 162(m) of the Code (or any successor provision thereto).

(aa)          “Plan” means this GlobalSCAPE , Inc. 2016 Employee Long-Term Equity Incentive Plan, including any amendments thereto.

(bb)          “Reprice” or “Repricing” shall mean the adjustment, amendment or modification of the exercise price of Options previously awarded whether through amendment, cancellation, modification, replacement of grants or any other means.

(cc)          “Restricted Stock” means a grant of Shares pursuant to SECTION 9 of this Plan.

(dd)          “SEC” means the Securities and Exchange Commission.

(ee)          “Securities Act” shall mean the Securities Act of 1933, as amended.

(ff)          “Share” means one share of Common Stock, as adjusted in accordance with SECTION 5 of this Plan.

(gg)          “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise provided, however, that with respect to an Incentive Stock Option, the term “Subsidiary” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation and in which the Company possesses fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in such entity.

(hh)          “Transaction” has the meaning set forth in SECTION 2(f)(iv).

SECTION 3.          Administration of this Plan.

(a)          Authority.  This Plan shall be administered by the Committee, which shall be comprised of no less than three members of the Board.  The Committee has full and exclusive power to administer this Plan on behalf of the Board, subject to such terms and conditions as the Committee may prescribe.  Notwithstanding anything herein to the contrary, the Committee’s power to administer this Plan, and actions the Committee takes under this Plan, shall be limited by the provisions set forth in the Committee’s charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by the full Board and/or stockholders.

(b)          Powers of the Committee.  Subject to the other provisions of this Plan, the Committee has the authority, in its discretion:

(i)          to determine the Participants to whom Awards, if any, will be granted hereunder;

(ii)          to grant Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award,  performance criteria or other conditions, vesting schedule or any restrictions for an Award and any restrictions on Shares acquired pursuant to an Award, the exercise price or purchase price for the Shares, the timing of such Awards, and any other terms and conditions of an Award that the Committee deems appropriate and as are not inconsistent with the terms of the Plan;

(iii)          to construe and interpret this Plan and the Awards granted hereunder;

(iv)          to prescribe, amend, modify and rescind rules and regulations relating to this Plan, including the forms of Award Agreements, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, rules, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v)          to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vi)          to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

(vii)          to take any and all other actions and to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c)          Effect of Committee’s Decision.  All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

(d)          Delegation.  To the extent permitted by the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are “covered employees” (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision.  Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.  Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

(e)          Compliance with Code Section 409A. The Company intends that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document (including any Award Agreement) as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

SECTION 4.          Shares Subject to this Plan.

(a)          Reservation of Shares.  The shares of Common Stock reserved under this Plan shall be 5,000,000 shares of Common Stock.  If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan has been terminated, become available for future Awards under this Plan.  The Shares may be authorized but unissued, acquired by the Company (including shares purchased by the Company on the open market) or reacquired shares of Common Stock.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b)          Time of Granting Awards.  The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant.  Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c)          Securities Law Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated under either of such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

SECTION 5.          Adjustments to Shares Subject to this Plan.

(a)          Adjustments.  If the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased or decreased by a stock dividend or stock split, there shall be substituted for or added to each share of Common Stock theretofore reserved for the purposes of this Plan, whether or not such shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed or for which it shall be so exchanged, or to which each such share shall be entitled, as the case may be.  Outstanding Awards shall also be considered to be appropriately amended as to the exercise price and other terms as may be necessary or appropriate to reflect the foregoing events; provided that any adjustment to the exercise price of an Award shall be made in accordance with regulations and applicable guidance to ensure that the Award remains exempt from Code Section 409A following adjustment.  No adjustment pursuant to this SECTION 5 shall be deemed a Repricing of an Option or any other Award.  If there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities or property into which such Common Stock has been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan.  In making any such substitution or adjustment pursuant to this SECTION 5, fractional shares may be ignored.

(b)          Amendments.  The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at any time, or from time to time, prior to the effective date of any such Transaction and (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per share equal to the excess, if any, of the Change in Control Value  (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such shares.  For purposes of this subsection (b), the “Change in Control Value” shall be the per share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent portion of the consideration offered that is other than cash; provided, however, that the Change In Control Value shall not be construed as providing any Participant or any beneficiary of an Award of any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award.

(c)          No Other Adjustment.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

(d)          Limitations under Code Section 409A.  Notwithstanding as otherwise provided in this SECTION 5, no adjustment or amendment shall be taken under this SECTION 5 that:

(i)          with respect to any Awards that are not subject to Section 409A of the Code as of the date of such action, would cause such Award to be subject to the requirements of Section 409A of the Code without satisfying such requirements; or

(ii)          with respect to Awards subject to Section 409A of the Code, would constitute (i) a change in the time and form of payment under such Award, unless consented to by the Participant and otherwise satisfies the requirements of Treasury Regulation §1.409A-2(b), (ii) an acceleration of payment under the Award in prohibition of section 409A(a)(3) of the Code and the regulations thereunder, taking into consideration the exceptions provided under Treasury Regulation §1.409A-3(j)(4) for certain accelerations, or (iii) a violation of Section 409A of the Code not otherwise referenced herein that would trigger adverse tax consequences for the Participant.

PART II

TERMS APPLICABLE TO ALL AWARDS

SECTION 6.          General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder.

(a)          General Eligibility.  Awards may be granted only to Participants. In making the determination of whether to grant an Award to a Participant, as well as the determination of the type of Award and terms of such Award, the Committee may consider such factors as the Committee, in its sole and absolute discretion, may deem relevant in connection with the purposes of this Plan.

(b)           Evidence of Participation. Each Award granted to a Participant shall be evidenced by an Award Agreement, in such form as prescribed by the Committee and containing such terms and provisions as are not inconsistent with this Plan. The provisions of separate Award Agreements need not be identical, but each Award Agreement shall include (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of the terms of the Plan.

(c)          Maximum Annual Participant Award.  The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant (including a Covered Employee) in any one taxable year of the Company shall not exceed 250,000 shares of Common Stock (subject to adjustment as set forth in SECTION 5(a)). For purposes of this SECTION 6(c), an Award that has been granted to a Covered Employee during any taxable year, but which is subsequently forfeited or otherwise cancelled will be counted against the maximum number of Shares with respect to which Awards may be granted to such Employee.

(d)          Procedure.  An Award shall be exercised when written or electronic notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable.  The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company.  The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of and full payment for the Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in SECTION 5 of this Plan.

(e)          Method of Payment.  The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f)          Stockholder Rights.  Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(g)          Non-Transferability of Awards.  An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 7.          Effect of Change of Control.  Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a)          Acceleration.  Awards of a Participant shall be Accelerated (as defined in SECTION 7(b)) upon the occurrence of a Change of Control.

(b)          Definition.  For purposes of this SECTION 7, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i)          any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(ii)          any restriction periods and restrictions imposed on Restricted Stock shall lapse.

PART III

SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

SECTION 8.          Grant, Terms and Conditions of Options.

(a)          Designation.  Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option; provided, that,, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options.  Options shall be taken into account in the order in which they were granted.  To the extent that an Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Company to timely approve the Plan, or the time or manner of its exercise or otherwise) such Option or the portion thereof that does not qualify as an Incentive Stock Option shall be deemed to constitute a Non-Qualified Stock Option under this Plan.  Notwithstanding any provision herein to the contrary, none of the Committee, the Employer, or the directors, officers or employees of the foregoing, shall have any liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time.

(b)          Term of Options.  The term of each Option shall be established by the Committee in its sole and absolute discretion at the date of grant; provided, that , the term of each Option shall be no more than 10 years from the date of grant, and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be no more than 5 years from the date of grant.

(c)          Vesting. Except as may otherwise be provided in an Award Agreement, each Option granted pursuant to this Plan may only be exercised to the extent that Participant is vested in such Option. Options granted pursuant to this SECTION 8 shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion.  The Committee in its sole and absolute discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee; (2) the Optionee’s continued employment as an Employee with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing.  Each Option may, in the sole and absolute discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option.  To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s employment for any reason other than death, in which case such Options shall immediately vest in full. Notwithstanding the foregoing, the Committee may accelerate the vesting schedule of any outstanding Option to the extent the Committee determines, in its sole and absolute discretion, that such acceleration is not inconsistent with the purposes of this Plan.

(d)          Exercise Prices.

(i)          The per Share exercise price under an Incentive Stock Option shall be: (A) if granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share of the Common Stock on the date the Option is granted, or (B) if granted to any other Participant, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(ii)          The per Share exercise price under a Non-Qualified Stock Option shall be no less than 100% of the Fair Market Value per Share of the Common Stock on the date the Option is granted.

(iii)          Except as otherwise provided in this Plan, in no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

(e)          Exercise.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, as provided in the applicable Award Agreement, and as are permissible under the terms of this Plan.  An Option may not be exercised for a fraction of a Share.

(f)          Expiration of Options Upon Termination of Employment.  Unless otherwise provided in the applicable Award Agreement as determined by the Committee at the time of grant, Options granted under this Plan, shall expire and cease to be exercisable as follows:

(i)          three (3) months after the date of the termination of Optionee’s employment, other than in circumstances covered by (ii), (iii) or (iv) below;

(ii)          immediately upon termination of Optionee’s employment for Misconduct;

(iii)          twelve (12) months after the date of the termination of a Optionee’s employment if such termination was by reason of disability (within the meaning of Section 22(e)(3) of the Code); and

(iv)          twelve (12) months after the date of the death of a Participant.

Notwithstanding the foregoing in this subsection (f), the Committee has the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Optionee’s employment had occurred. If the Committee extends the time during which an Incentive Stock Option will remain exercisable, then such extension shall be treated as the grant of a new Option as of the date of the extension.  To the extent that the extension of the expiration date results in an Option no longer qualifying as an Incentive Stock Option, such extension shall not be effective unless Optionee approves the extension and waives any and all claims against the Committee and the Company for any losses resulting from the disqualification of the Incentive Stock Option.

(g)          Section 162(m) Exemption.  The provisions of this Plan are intended to ensure that all Options granted hereunder to any Covered Employee qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, and all such Awards shall therefore be considered Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention including, without limitation, to require that all such Awards be granted by a Committee composed solely of outside directors.  When granting any Award other than an Option, the Committee may designate such Award as a Performance-Based Award, based upon a determination that the recipient is a Covered Employee and the Committee wishes such Award to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation including, without limitation, that all such Awards be granted by a Committee composed solely of outside directors.

(h)          Limitation on Amendment.  Notwithstanding any provision herein to the contrary, each Performance-Based Award (other than an Option) shall be earned, vested and payable (as applicable) only upon the achievement of one or more performance measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate, and no Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Performance-Based Award, in any manner that would cause the Performance-Based Award to cease to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code; provided, however, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such performance measure will be waived upon the death or disability of the Covered Employee (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for such exemption), and (ii) any rights to vesting or accelerated payment on a Change of Control shall apply notwithstanding this SECTION 8(h).

SECTION 9.          Grant, Terms and Conditions of Stock Awards.

(a)          Designation.  Restricted Stock may be granted either alone or in addition to other Awards granted under this Plan.  After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer.  The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee.  The term of each award of Restricted Stock shall be at the discretion of the Committee.

(b)          Vesting.  The Committee shall determine the time or times within which an Award of shares of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award.  The Committee may, but shall not be required, provide that vesting of such Award will occur upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) percentage increases in net revenue, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, and (iii) operating income (which for purposes of this calculation shall equal net income as determined in accordance with GAAP plus stock compensation expense); (2) the Optionee’s continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing.  Subject to the applicable provisions of the Award Agreement and this SECTION 9, upon termination of a Participant’s employment for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.  Each Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

(c)          Waiver of Restrictions. Notwithstanding anything contained in this SECTION 9 to the contrary, the Committee may, in its sole and absolute discretion, waive restrictions and any other conditions set forth in the applicable Award Agreement under appropriate circumstances (which may include the death or disability of Participant, or a material change in circumstances arising after the date on which the Award is granted) and impose such terms and conditions (including forfeiture of a proportionate number of shares of the Restricted Stock) as the Committee shall deem appropriate.

PART IV

TERM OF PLAN AND STOCKHOLDER APPROVAL

SECTION 10.          Term of Plan.  This Plan shall become effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date or until terminated under SECTION 11 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to SECTION 11(a).

SECTION 11.          Amendment and Termination of this Plan.

(a)          Amendment and Termination.  The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to stock option exercises); provided, that to the extent an amendment to this Plan (1) increases the maximum number of shares available under the Plan, (2) changes the class of individuals eligible to receive Awards under the Plan, or (3) requires stockholder approval under the rules of the NYSE MKT, such other exchange or quotation service upon which the Company’s Common Stock is either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of this Plan.  Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

(b)          Effect of Amendment or Termination.  Any amendment or termination of this Plan shall not impair the rights of Participants under previously-granted Awards and such Awards shall remain in full force and effect as if this Plan had not been so amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 12.          Stockholder Approval.  The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable NYSE MKT rules, or the rules of such other exchange upon which the Company’s Common Stock is either quoted or traded at the time the Plan becomes effective.

PART V

MISCELLANEOUS

SECTION 13.          Unfunded Plan.  The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust.  The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate has any interest in any assets of the Company by virtue of this Plan.  Nothing in this SECTION 13 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors.  Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

SECTION 14.          Representations and Legends.  The Committee may require each person purchasing shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificate for such shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

All certificates for shares of Common Stock delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

SECTION 15.          Assignment of Benefits.  No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge.  Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

SECTION 16.          Governing Laws.  This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

SECTION 17.          Application of Funds.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 18.          Right of Discharge.  Nothing in this Plan or in any Award or Award Agreement shall confer upon any Participant or any other individual the right to continue in the employment or service of the Company or any of its Subsidiaries, or affect any right the Company or any of its Subsidiaries may have to terminate the employment or service of any such Participant or any other individual at any time for any reason.

SECTION 19.          Withholding.  The Company shall not deliver shares of Common Stock in respect of the exercise of or lapse in restrictions on an Award unless and until the Participant has made arrangements satisfactory to the Company to pay applicable withholding tax obligations.  Unless other arrangements have been made, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the exercise of or lapse in restrictions on an Award (provided that shares of Common Stock may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company).  The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of or lapse in restrictions on an Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).

SECTION 20.          Clawback.  The Committee shall have the right to provide, in an Award Agreement or otherwise, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including previously granted Awards and any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any claw back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable Award Agreement.  For the avoidance of doubt, the Committee shall have the express authority to retroactively subject any outstanding Awards (or proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) to such clawback policy.

SECTION 21.          Indemnification.  The Company shall indemnify each present and future member of the Committee, as well as any officer or employee acting at the direction of the Committee or its authorized delegate, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his performance of services in connection with the administration of this Plan, whether or not he continues to perform such services at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by such individual (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties hereunder or (b) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of the estate of each such member of the Committee or the Board, as well as any employee acting at the direction of the Committee or its authorized delegate, and shall be in addition to all other rights to which such member, officer or employee shall be entitled as a matter of law, contract, or otherwise.

SECTION 22.          No Limitation Upon the Rights of the Company.  The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

SECTION 23.          No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan. If an Award vests or becomes exercisable with respect to a fractional Share, such installment will instead be rounded to the next highest whole number of Shares, except for the final installment, which will be for the balance of the total Shares subject to the Award. If a fractional Share is granted under an Award, the Committee shall pay cash to Participant in an amount equal to the proportional Fair Market Value of such fractional Share in lieu of any such fractional Share, and any rights with respect to such fractional Share shall be cancelled, terminated and otherwise eliminated.

SECTION 24.          Qualification of Plan.  This Plan is not intended to be, and shall not be, qualified under Section 401(a) of the Code.

SECTION 25.          Compliance within Jurisdiction.  Notwithstanding any provision herein to the contrary, this Plan shall not be effective in any jurisdiction, and no Awards shall be granted to residents thereof, unless the Plan has been properly qualified under the applicable securities laws, if any, of such jurisdiction.

SECTION 26.          Severability.  If any provision of this Plan or any Award is, or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would cause this Plan or any Award to fail to comply under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

SECTION 27.          Headings.  Headings are given throughout this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

SECTION 28.          Gender and Number. In construing the Plan, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural, except when otherwise indicated by the context.